UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XENON PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XENON PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of the shareholders of Xenon Pharmaceuticals Inc. (“Xenon” or the “Corporation”) will be held at Element Vancouver Metrotown, 5988 Willingdon Avenue, Burnaby, British Columbia, on Monday, June 4, 2018 at 11:30 a.m. (PDT) for the following purposes:

1.	to receive the financial statements of the Corporation for the financial year ended December 31, 2017 and the report of the Corporation’s auditor thereon;
2.

to elect as directors of the Corporation the nine nominees named in the accompanying Proxy Statement and Management Information Circular to hold office until the next annual meeting of the Corporation or until their successors are duly elected;

3.	to appoint KPMG LLP as the Corporation’s auditor to hold office until the next annual meeting of the Corporation;
4.	to authorize the Audit Committee of the board of directors of the Corporation to fix the remuneration to be paid to the auditors of the Corporation; and
5.	to conduct such other business as may properly be brought before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information as to the matters to be dealt with at the Meeting and is deemed to form a part of this Notice. The holders of the common shares of the Corporation (the “Common Shares”) of record at the close of business on April 9, 2018 (the “Record Date”) are entitled to receive notice of and to vote at the Meeting. The holders of the Series 1 preferred shares of the Corporation (the “Preferred Shares”) of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting, subject to certain voting limitations set forth in the rights, privileges, restrictions and conditions attached to the Preferred Shares.

Registered shareholders who are unable to attend the Meeting in person and who wish to ensure that their Common Shares and Preferred Shares, as applicable, will be voted at the Meeting are requested to complete, date and execute the enclosed forms of proxy, as applicable, and deliver it in accordance with the instructions set out in the forms of proxy and in the Proxy Statement and Management Information Circular.

Proxies for Common Shares to be used at the Meeting must be received by American Stock Transfer & Trust Company, LLC, not later than 11:59 p.m. (EDT) on Friday, June 1, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting). Proxies may be submitted by one of the following alternative methods:

By Internet: http://www.voteproxy.com and follow the on-screen instructions or scan the QR code provided on the form of proxy;

By Telephone: 1-800-PROXIES (1-800-776-9437) (toll-free in the United States and Canada) or 1-718-921-8500 and enter the 11 digit control number printed on the form of proxy;

By Email: Complete, date and sign your proxy and email a scanned copy to proxy@amstock.com;

By Fax: Complete, date and sign your proxy and fax a copy to 718-765-8730; or

By Mail: Complete, date and sign your proxy and mail a copy to American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219, United States.

Proxies for Preferred Shares to be used at the Meeting must be received by the Corporation, not later than 11:59 p.m. (EDT) on Friday, June 1, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting). Proxies may be submitted by one of the following alternative methods:

By Email: Complete, date and sign your proxy and email a scanned copy to legalaffairs@xenon-pharma.com;

By Fax: Complete, date and sign your proxy and fax a copy to 604-484-3450; or

By Mail: Complete, date and sign your proxy and mail a copy to the Corporation, at 200-3650 Gilmore Way, Burnaby, British Columbia V5G 4W8, Canada, Attention: Corporate Secretary.

If you hold your Common Shares or Preferred Shares in a brokerage account, you are not a registered shareholder. Non-registered shareholders who plan to attend the Meeting must follow the instructions set out in the voting instruction form provided to them by their broker or other intermediary to ensure that their Common Shares or Preferred Shares, as applicable, will be voted at the Meeting.

DATED at Burnaby, British Columbia this 27th day of April, 2018.

By Order of the Board of Directors

/s/ Simon N. Pimstone

Simon N. Pimstone
Chief Executive Officer

XENON PHARMACEUTICALS INC.

PROXY STATEMENT AND

MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders

to be held on Monday, June 4, 2018

GENERAL PROXY INFORMATION

Information in this Proxy Statement and Management Information Circular (this “Circular”) is provided as of April 9, 2018 (the “Record Date”), unless otherwise indicated. In this Circular, “we”, “us”, “our”, “Xenon” and the “Corporation” refers to Xenon Pharmaceuticals Inc. and its wholly-owned subsidiary, Xenon Pharmaceuticals USA Inc. All references in this Circular to “$” or “USD$” are to U.S. dollars and all references to “CAD$” are to Canadian dollars, unless otherwise indicated. “Xenon” and the Xenon logo are trademarks of Xenon Pharmaceuticals Inc. They are registered in the United States and used or registered in various other jurisdictions.

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by the board of directors and management of the Corporation for use at the annual meeting (the “Meeting”) of shareholders of the Corporation to be held at Element Vancouver Metrotown, 5988 Willingdon Avenue, Burnaby, British Columbia on Monday, June 4, 2018, at 11:30 a.m. (PDT). The cost of solicitation will be borne by the Corporation. The address of the principal executive office of Xenon is 200 – 3650 Gilmore Way, Burnaby, British Columbia V5G 4W8, Canada. This Circular, the accompanying notice and the enclosed forms of proxy are expected to first be mailed to shareholders on or about Friday, April 27, 2018.

Management expects that proxies will be solicited primarily by mail. Employees and directors of Xenon may also solicit proxies personally or by telephone. If you hold common shares of the Corporation (the “Common Shares”) or Series 1 preferred shares of the Corporation (the “Preferred Shares”) in the name of a bank, broker or other nominee, please see the section of this Circular entitled “Beneficial Shareholders” below.

Appointment of Proxyholders

The persons named in the accompanying forms of proxy are officers of the Corporation.

A shareholder has the right to appoint a person or company to attend and act for the shareholder and on that shareholder’s behalf at the Meeting other than the persons designated in the enclosed forms of proxy. A shareholder wishing to exercise this right should strike out the names now designated in the enclosed forms of proxy and insert the name of the desired person or company in the blank space provided. The desired person need not be a shareholder of the Corporation.

Only a registered shareholder at the close of business on April 9, 2018 will be entitled to vote, or grant proxies to vote, his, her or its Common Shares or Preferred Shares, as applicable, at the Meeting.

If your Common Shares or Preferred Shares are registered in your name, then you are a registered shareholder. However, if, like most shareholders, you keep your Common Shares or Preferred Shares, as the case may be, in a brokerage account, then you are a beneficial shareholder. The process for voting is different for registered shareholders and beneficial shareholders. Registered shareholders and beneficial shareholders should carefully read the instructions herein if they wish to vote their Common Shares and Preferred Shares, as applicable, at the Meeting.

Voting of Shares Represented by Proxy

Proxies can be voted on a vote by show of hands or on a vote where a poll is required. All Common Shares and Preferred Shares represented by proxy will be voted for, voted against or withheld from voting on each motion, as applicable, on which a poll is taken at the Meeting in accordance with the direction of the shareholder who completed a proxy.

If the persons designated in the enclosed forms of proxy are appointed as proxy holders and no choice is specified by the shareholder, the Common Shares and the Preferred Shares, as applicable, represented by such proxy will be voted FOR the matters described herein. The forms of proxy confer discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Meeting and to other matters which may properly come before the Meeting or any adjournment or postponement thereof. If any matters which are not now known should properly come before the Meeting, persons named in the forms of proxy will vote on such matters in accordance with their best judgement. At the time of printing this Circular, management of the Corporation is not aware of any amendment, variation or other matters which are to come before the Meeting other than those matters identified in the accompanying Notice of Meeting.

Validity of Proxy

Proxies for Common Shares to be used at the Meeting must be received by American Stock Transfer & Trust Company, LLC, in accordance with the instructions contained in the accompanying form of proxy for Common Shares, not later than 11:59 p.m. (EDT) on Friday, June 1, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting). A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the enclosed form of proxy for Common Shares.

Proxies for Preferred Shares to be used at the Meeting must be received by the Corporation in accordance with the instructions contained in the accompanying form of proxy for Preferred Shares, not later than 11:59 p.m. (EDT) on Friday, June 1, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting). A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the enclosed form of proxy for Preferred Shares.

Revocation of Proxies

A registered shareholder executing the accompanying form of proxy has the power to revoke it at any time before it is exercised. The revocation of a proxy by a registered shareholder may be effected by the registered shareholder either (a) attending the Meeting and voting in person, or (b) giving written notice of the revocation executed by the registered shareholder in the same manner as provided for the deposit of the instrument of proxy. To be effective for Common Shares, the written notice of revocation must be deposited (i) with American Stock Transfer & Trust Company, LLC, in the manner for the deposit of proxies for Common Shares set forth herein and in the accompanying form of proxy for Common Shares or at the registered office of the Corporation at any time up to and including the last business day preceding the Meeting, or any adjournment thereof, or (ii) with the Chair of the Meeting, on the date of the Meeting or any adjournment thereof, and upon deposit the proxy will be revoked. To be effective for Preferred Shares, the written notice of revocation must be deposited (i) with the Corporation in the manner for the deposit of proxies for Preferred Shares set forth herein and in the accompanying form of proxy for Preferred Shares or at the registered office of the Corporation at any time up to and including the last business day preceding the Meeting, or any adjournment thereof, or (ii) with the Chair of the Meeting, on the date of the Meeting or any adjournment thereof, and upon deposit the proxy will be revoked.

A proxy may also be revoked by the giving of a subsequent proxy with a later date. To be effective, the subsequent proxy must be deposited (i) (in original form or in accordance with the instructions in the applicable form of proxy) at any time up to 11:59 p.m. (EDT) on Friday, June 1, 2018; or (ii) at the Meeting, with the Chair of the Meeting before the commencement of the Meeting (or any adjournment thereof).

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Common Shares or Preferred Shares in their own name. If Common Shares or Preferred Shares are listed in an account statement provided to a shareholder by an intermediary, then in almost all cases those Common Shares or Preferred Shares will not be registered in the shareholder’s name on the records of the Corporation and such shareholder will be considered a beneficial shareholder. Such Common Shares or Preferred Shares will more likely be registered under the names of the shareholder’s intermediary or an agent of that intermediary. In the United States, the vast majority of shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Beneficial shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Corporation as the registered holders of

Common Shares or Preferred Shares, as applicable). Beneficial shareholders who wish to vote their Common Shares or Preferred Shares, as applicable, at the Meeting should follow the instructions set out in this section.

Beneficial shareholders will receive instructions from their intermediary as to how to vote their Common Shares and Preferred Shares, as applicable. Every intermediary has its own mailing procedures and provides its own return instructions to clients. Beneficial shareholders who wish to vote at the Meeting should follow the instructions of their intermediary carefully to ensure that their Common Shares and Preferred Shares, as applicable, are voted at the Meeting. Generally, intermediaries will provide beneficial shareholders with either: (a) a voting instruction form for completion and execution by the beneficial shareholder, or (b) a proxy form, executed by the intermediary and restricted to the number of Common Shares and Preferred Shares, as applicable, owned by the beneficial shareholder, but otherwise uncompleted. These procedures permit beneficial shareholders to direct the voting of the Common Shares and Preferred Shares, as applicable, that they beneficially own.

If a beneficial shareholder wishes to attend and vote in person at the Meeting, he, she or it must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

If a beneficial shareholder does not provide voting instructions to its intermediary, the beneficial shareholder’s Common Shares and Preferred Shares, as applicable, will not be voted at the Meeting on any matter on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries may not have discretionary authority to vote Common Shares and Preferred Shares, as the case may be, at the Meeting on matters relating to the election of directors. We encourage all beneficial shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds Common Shares or Preferred Shares, as the case may be, on their behalf by carefully following the instructions provided.

Voting and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative, negative and withheld votes. Withheld votes represent a shareholder’s affirmative choice to decline to vote on the applicable matter.

Broker non-votes occur when a broker or intermediary holding Common Shares or Preferred Shares, as the case may be, for a beneficial owner does not vote on a particular matter because such intermediary does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Intermediaries typically do not have discretionary authority to vote on non-routine matters. Under the securities laws of the U.S., and the applicable rules (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”), which apply to all NYSE-licensed intermediaries who have record ownership of listed company stock (including stock such as our Common Shares that are listed on The NASDAQ Global Market (the “NASDAQ”)), intermediaries have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner. Items 3 and 4 (Appointment and Remuneration of Auditor) set forth in the Notice of Meeting are considered “routine” matters under NYSE Rules and, as such, we do not expect to receive any broker non-votes at the Meeting on these matters. Item 2 in the Notice of Meeting (election of directors) is considered a non-routine matter on which the intermediaries do not have discretionary authority to vote and broker non-votes could result.

Quorum

The quorum for the Meeting shall be one person present in person holding or representing by proxy not less than 33⅓% of the issued and outstanding shares of the Corporation entitled to be voted at the Meeting. Only a shareholder of record at the close of business on the Record Date will be entitled to vote, or grant proxies to vote, his, her or its Common Shares or Preferred Shares, as applicable, at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his, her or its executed form of proxy as described herein). Broker non-votes are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the matters to be acted upon at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS OF VOTING SHARES

The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares issuable in series, which have been designated as Series 1 preferred shares. Our Common Shares are listed for trading on the NASDAQ. As of the Record Date, the Corporation had 14,171,301 Common Shares and 2,868,000 Preferred Shares issued and outstanding.

At the Meeting, each holder of Common Shares as of the Record Date is entitled to one vote per Common Share held in connection with each matter to be acted upon at the Meeting.

At the Meeting, each holder of Preferred Shares as of the Record Date is entitled to one vote per Preferred Share held in connection with each matter to be acted upon at the Meeting, voting with the holders of the Common Shares on an as-converted basis and as a single class, provided that any Preferred Shares that are ineligible to be converted into Common Shares due to the Beneficial Ownership Limitation (as defined below), measured as of a given record date that applies for a shareholder meeting or ability to act by written consent, shall be deemed to be non-voting securities of the Corporation. A Preferred Share is ineligible to be converted into a Common Share and shall not be converted into a Common Share to the extent that, after giving effect to such notional conversion, the holder of such Preferred Share (together with such holder’s affiliates (as such term is defined in the Canada Business Corporations Act), and any other person (as such term is defined in the Canada Business Corporations Act) whose beneficial ownership of Common Shares would be aggregated with the holder’s for the purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and applicable regulations of the Securities and Exchange Commission in the United States and National Instrument 62-104 Take Over Bids and Issuer Bids in Canada, including any “group” of which such holder is a member), would beneficially own a number of Common Shares in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares pursuant to such notional conversion (the “Beneficial Ownership Limitation”) provided, however, that such holder has the right to reset the Beneficial Ownership Limitation to a higher or lower number (not to exceed 19.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares pursuant to such notional conversion) upon providing written notice to the Corporation, which notice provides for an increase in the Beneficial Ownership Limitation shall only be effective 61 days after delivery to the Corporation, but no such delay in effectiveness shall be required for a reduction in the Beneficial Ownership Limitation. For additional information regarding the Preferred Shares, please see the Corporation’s Current Report on Form 8-K and the exhibits thereto, filed with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta and Ontario on March 28, 2018. Pursuant to the application of the Beneficial Ownership Limitation, 772,006 Preferred Shares are eligible to vote at the Meeting and 2,095,994 Preferred Shares are deemed to be non-voting securities.

Item 2, electing the directors, and Item 3, appointing the auditor (each item as set out in the Notice of Meeting), must receive votes cast “FOR” such Items by holders of our Common Shares or Preferred Shares, in person or by proxy at the Meeting (or any adjournment or postponement thereof), in order to be passed. Item 4 in the Notice of Meeting, authorizing our Audit Committee of the board of directors of the Corporation (the “Board”) to fix the remuneration to be paid to KPMG LLP, Chartered Professional Accountants (“KPMG”), must receive the affirmative vote of a majority of the Common Shares and the Preferred Shares present in person or by proxy and eligible to vote at the Meeting (or any adjournment or postponement thereof) and cast on the item in order to be passed. There are no broker non-votes expected on Items 3 or 4. An automated system administered by American Stock Transfer & Trust Company, LLC tabulates the votes for the Common Shares. The Corporation will tabulate the votes for the Preferred Shares and report the results to American Stock Transfer & Trust Company, LLC, so that the total votes cast can be determined.

To the knowledge of the directors and officers of the Corporation, as of the Record Date, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 5% of the voting rights attached to any class of shares of the Corporation entitled to vote at the Meeting, except the following:

Name	Number and Percentage of Common Shares Held (1)	Number and Percentage of Preferred Shares Held	Number and Percentage of Shares Entitled to be Voted at the Meeting

BVF Partners L.P.(2)	720,830 5.09%	2,868,000 100.00%	720,830 Common Shares 772,006 Preferred Shares 9.99%
Capital World Investors(3)	1,429,000 10.08%	-	1,429,000 9.56%

(1)

The number of Common Shares and percentage ownership information set forth in this table has been presented in accordance with National Instrument 51-102 – Continuous Disclosure Obligations and do not include derivative securities that may be held by the persons and entities included in the table. Such figures have not been calculated pursuant to the beneficial ownership rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). For additional information regarding ownership of Common Shares presented in accordance with the SEC’s beneficial ownership rules, please see the section of this Circular entitled “Item 2 – Election of Directors — Security Ownership of Certain Beneficial Owners and Management.”

(2)

According to a Schedule 13G/A filed with the SEC on March 29, 2018, as of March 29, 2018, Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (“Mr. Lampert”) (referred to collectively as the “Reporting Persons”) hold an aggregate of 2,868,000 Preferred Shares convertible for an aggregate of 2,868,000 Common Shares. Each Preferred Share is convertible into one Common Share. The Preferred Shares may not be converted if, after such conversion, the Reporting Persons would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act of 1934 (the “Exchange Act”), in excess of 9.99% of the number of Common Shares then issued and outstanding (the “Beneficial Ownership Limitation”). As of the close of business on March 29, 2018, the Beneficial Ownership Limitation limits the aggregate conversion of Preferred Shares by the Reporting Persons to 772,006 out of the 2,868,000 Preferred Shares owned by the Reporting Persons in the aggregate. In providing beneficial ownership described herein, the Reporting Persons have assumed that 772,006 Preferred Shares owned by BVF would be converted and the remaining 565,994 Preferred Shares owned by BVF, the 861,000 Preferred Shares owned by BVF2, the 238,000 Preferred Shares owned by Trading Fund OS and the 431,000 Preferred Shares held in certain of the Partners beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners management accounts (the “Partners Managed Accounts”) would not be converted, thereby bringing the Reporting Persons to the Beneficial Ownership Limitation. As of the close of business on March 29, 2018, BVF beneficially own 1,108,474 Common Shares, BVF2 beneficially own 216,694 Common Shares, and Trading Fund OS beneficially own 59,464 Common Shares. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 59,464 Common Shares beneficially owned by Trading Fund OS. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners Managed Accounts, including 108,204 Common Shares held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned by BVF Inc. The address of each of BVF Inc., Partners, BVF, BVF2, Trading Fund OS, Partners OS and Mr. Lampert is 1 Sansome Street, 30th Floor, San Francisco, California 94104, USA.

(3)

According to a Schedule 13G/A filed with the SEC on February 14, 2018, as of December 30, 2017, Capital World Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 1,429,000 Common Shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares. Capital World Investors holds more than 5% of the outstanding Common Shares on behalf of Smallcap World Fund, Inc. The address for Capital World Investors is 333 South Hope Street, Los Angeles, California 90071, USA.

EXPENSES

Xenon will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of Xenon, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. Xenon will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Xenon will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 – RECEIPT OF FINANCIAL STATEMENTS

The audited annual financial statements of the Corporation for the year ended December 31, 2017 and the report of the auditor will be placed before shareholders at the Meeting.

ITEM 2 – ELECTION OF DIRECTORS

The directors of the Corporation are elected each year at the annual meeting of the Corporation and hold office until their successors are elected or appointed. The Board proposes to nominate each of the nine persons listed below for election as a director of the Corporation and, in the absence of contrary instructions contained therein, the persons named as proxyholders in the enclosed forms of proxy intend to vote for the election of these nominees. The current term of office for each of our current directors will end at the conclusion of the Meeting.

Each nominee elected to the Board at the Meeting will hold office until the next annual meeting of the Corporation, subject to earlier death, resignation, retirement, disqualification or removal.

The following table sets out the names of the nominees for election as directors of the Corporation, all major offices and positions with the Corporation each now holds, each nominee’s principal occupation, business or employment for the five preceding years, the period of time during which each has been a director of the Corporation and the number of voting securities of the Corporation beneficially owned by each nominee, directly or indirectly, or over which each exercised control or direction, in accordance with National Instrument 51-102 – Continuous Disclosure Obligations, as of the Record Date.

Name and Municipality of Residence(1)	Position with the Corporation	Age(1)	Principal Occupation or Employment in past 5 years (1)	Previous Service as a Director	Number of Voting Securities Beneficially Owned, Controlled or Directed (1)(2)(3)
Michael Tarnow(4)(6) Scottsdale, AZ, USA	Chair and Director	73

Mr. Tarnow has served as a member of our Board since March 1999. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of private and public healthcare and biotechnology companies in the U.S., Canada and Europe, including Axcan Pharma, Creative Biomolecules, Inc., Caprion Pharmaceuticals Inc. and MediGene AG. He served as chair of EntreMed, Inc. (now CASI Pharmaceuticals, Inc.) a publicly-traded biotechnology company, from February 2003 to February 2009, and served as Executive Chair of EntreMed from February 2009 to January 2012. Mr. Tarnow holds a B.B.A. in Business Administration from Wayne State University and a J.D. from the University of Illinois, College of Law. Our Board believes that Mr. Tarnow is qualified to serve on our Board because of his senior management experience in the pharmaceutical industry and his knowledge and perspective of the Corporation.

				Director since March 1999	55,167 Common Shares

Mohammad Azab(5) San Francisco, CA, USA	Director	62

Dr. Azab has served as a member of our Board since October 2003. In July 2009, Dr. Azab joined Astex Pharmaceuticals, Inc., a pharmaceutical company focused on the discovery and development of drugs in oncology and other areas, as its Chief Medical Officer. Since January 2014, Dr. Azab has served as President and Chief Medical Officer of Astex and has been a member of Astex’s Board of Directors. Previously, Dr. Azab served as President and CEO of Intradigm Corporation, a developer of siRNA cancer therapeutics. Prior to this, Dr. Azab served as Executive Vice President of Research and Development, and Chief Medical Officer of QLT Inc., and in several leadership positions at Astra Zeneca in the United Kingdom and Sanofi Pharmaceuticals in France. Dr. Azab holds an M.B.A. from the Richard Ivey School of Business, University of Western Ontario, and an MB ChB from Cairo University. He received post-graduate training and degrees in oncology research from the University of Paris-Sud and biostatistics from the University of Pierre et Marie Curie in Paris, France. Our Board believes Dr. Azab is qualified to serve on our Board because of his scientific background and his senior management experience in the pharmaceutical industry.

			Director since October 2003	44,210 Common Shares

Steven Gannon(4) Montreal, QC Canada	Director	56

Mr. Gannon has served as a member of our Board since May 2015. Mr. Gannon has served on the Board of Directors of enGene Inc., a biotechnology company, since February 2017. From June 2014 to March 2018, Mr. Gannon served on the Board of Directors of Advanced Accelerator Applications SA, a healthcare company acquired by Novartis in January 2018. Mr. Gannon was Chief Financial Officer, Senior Vice President of Finance and Treasurer at Aptalis Pharma Inc. until February 2014, after which it was sold to Forest Laboratories. Prior to joining Aptalis in 2006, Mr. Gannon served as the Chief Financial Officer for Cryocath Technologies Inc. from 1999 to 2006, as the Director of Finance and Administration of the Research Division of AstraZeneca Canada Inc. from 1996 to 1999, and as the Chief Financial Officer of Mallinckrodt Medical Inc.’s Canadian operations from 1989 to 1995. He received a bachelor of commerce in accounting and business systems from Concordia University in Montreal, Canada in 1983, and completed the Executive Program at the Richard Ivey School of Business at the University of Western Ontario in Ontario, Canada in 1995. He has been a Chartered Accountant since 1985. Our Board believes that Mr. Gannon is qualified to serve on our board of directors because of his financial expertise and his senior management experience in the pharmaceutical industry.

			Director since May 2015	15,000 Common Shares

Michael Hayden Vancouver, BC, Canada	Director	66

Dr. Hayden has served as a member of our Board since November 1996. Dr. Hayden previously served as our Chief Scientific Officer from January 1997 to September 2012. From September 2012 to December 2017, Dr. Hayden served as President of Global R&D and Chief Scientific Officer of Teva Pharmaceutical Industries Ltd. (“Teva Pharmaceutical”) and is currently employed by Teva Pharmaceutical in an advisory capacity, which is expected to end in August 2018. Dr. Hayden has served on the Board of Directors of Aurinia Pharmaceuticals Inc., a publicly-traded biopharmaceutical company, since February 2018. Dr. Hayden is also currently the Killam Professor of Medical Genetics at the University of British Columbia and Canada Research Chair in Human Genetics and Molecular Medicine. He is the founder and a Senior Scientist of the Centre for Molecular Medicine and Therapeutics at the University of British Columbia. He is presently the Program Director of the Translational Laboratory in Genetic Medicine in Singapore. Dr. Hayden received his MB ChB in Medicine in 1975, Ph.D. in Genetics in 1979 and DCH Diploma in Child Health in 1979 from the University of Cape Town. He received his American Board Certification in both internal medicine and clinical genetics from Harvard Medical School in 1982 and an FRCPC in internal medicine from the University of British Columbia in 1984. Our Board believes Dr. Hayden is qualified to serve on our Board because of his scientific background, his senior management experience in the pharmaceutical industry, and his knowledge and perspective of the Corporation.

			Director since November 1996	259,021(7) Common Shares

Frank Holler(4) North Vancouver, BC, Canada	Director	61

Mr. Holler has served as a member of our Board since March 1999. Mr. Holler previously served as Xenon’s President and CEO from 1999 to 2003. Mr. Holler has served as director and chairman of Sernova Corporation, a publicly-traded biotechnology company, since 2014. Mr. Holler previously served as chairman and CEO at BC Advantage Funds (VCC) Ltd., a venture capital firm and publicly-traded company that invested in emerging life science, clean tech and information technology companies, from 2004 to 2016. Mr. Holler also previously served on the board of directors of publicly-traded companies including Protox Therapeutics (now Sophiris Bio) from 2005 to 2012, Aquinox Pharmaceuticals, Inc. from 2010 to 2014 and Allon Therapeutics from 2005 to 2013. He also served as chair of the Audit Committee and chair of the Investment Committee for Genome BC, a large publicly funded research organization, from 2005 to 2011. In addition, Mr. Holler served as President and CEO of ID Biomedical Corporation from 1991 to 1998, and was a founding director of Angiotech Pharmaceuticals from 1992 to 1997. Mr. Holler was an Investment Banker with Wood Gundy Inc. (now CIBC World Markets) from 1984 to 1988 and Merrill Lynch Canada from 1988 to 1989. Mr. Holler holds a B.A. in Economics and an M.B.A. from the University of British Columbia. Our Board believes Mr. Holler is qualified to serve on our Board because of his experience as a biotechnology entrepreneur and venture capitalist, his investment banking experience, and his knowledge and perspective of the Corporation.

			Director since March 1999	120,139(8) Common Shares

Gary Patou(5)(6) Los Altos Hills, CA, USA	Director	59

Dr. Patou has served as a member of our Board since January 2004. Dr. Patou has been a Managing Director at MPM Capital, a venture capital fund focused on life sciences companies, since 2005, and has served as interim Chief Medical Officer in various MPM portfolio companies. Since 2014, Dr. Patou has served as a senior medical advisor to Chiasma, Inc. Previously, Dr. Patou served as Chief Medical Officer for Pacira Pharmaceuticals, Inc. from 2009 to 2015, and True North Therapeutics, Inc. from January 2017 to June 2017. Prior to joining Pacira, Dr. Patou was Chief Medical Officer at Peplin Inc. from July 2006 to April 2007, and Chief Medical Officer of Cerimon Pharmaceuticals, Inc. from June 2005 to June 2006. Prior to joining MPM, Dr. Patou was Executive Vice President and Chief Medical Officer of Oscient Pharmaceuticals Corp. from February 2004 to April 2005 following its merger with GeneSoft Pharmaceuticals, Inc. Prior to GeneSoft, Dr. Patou worked at SmithKline Beecham Pharmaceuticals, now a unit of GlaxoSmithKline, as Senior Vice President and Director, Project and Portfolio Management, managing all of the company’s pharmaceutical development projects. Dr. Patou has held a number of academic appointments at University College & Middlesex School of Medicine and received his B.Sc. from University of London and his M.D. from University College London. Our Board believes that Dr. Patou is qualified to serve on our Board because of his scientific background and his senior management experience in the pharmaceutical industry.

			Director since January 2004	24,528(9) Common Shares

Simon N. Pimstone Vancouver, BC, Canada	Chief Executive Officer and Director	50

Dr. Pimstone has served as a member of our Board since November 1996, as our Chief Executive Officer since January 2003 and as our President from January 2003 to March 2018. Since 2012, Dr. Pimstone has been a Consultant Physician at the University of British Columbia Hospital, Cardiology Clinic, and since 2014, he has held the position of Clinical Associate Professor at the University of British Columbia, Division of General Internal Medicine. Currently, Dr. Pimstone is an Investigator at the Centre for Heart Lung Innovation (HLI) research centre. Dr. Pimstone currently serves as chair of the board of Eupraxia Pharmaceuticals Inc., a private specialty pharmaceutical company, where he has served as a director since 2012. Dr. Pimstone also sits on the BC Health Research Strategy Advisory Board of the Michael Smith Foundation for Health Research. Dr. Pimstone holds an MBChB from the University of Cape Town, a FRCPC from the University of British Columbia, and a Ph.D. from the University of Amsterdam in cardiovascular genetics. Dr. Pimstone is a former director of Indel Therapeutics Inc., Cyon Therapeutics Inc. and Enject, Inc. Previously, Dr. Pimstone was director and chair of the Board of Directors of LifeSciences British Columbia, a non-profit industry association that supports the life science community, and a former director of the Providence Healthcare Research Trust, BC Advantage Life Sciences Fund, Centre for Molecular Medicine and Therapeutics, and BIOTECanada. Our Board believes that Dr. Pimstone is qualified to serve as a director because of his executive leadership experience, many years of service on our Board and as our Chief Executive Officer and his knowledge and perspective of the Corporation.

			Director since November 1996	244,595(10) Common Shares

Richard Scheller(5) Stanford, CA, USA	Director	64

Dr. Scheller has served as a member of our Board since March 2015. Dr. Scheller has been Chief Science Officer at 23andMe, a personal genetics company, since 2015. Previously, Dr. Scheller was the Executive Vice President of Research and Early Development and a member of the Executive Committee at Genentech, Inc. from February 2001 to December 2014. From January 2009 to December 2014, Dr. Scheller was also a member of the Enlarged Executive Committee at Hoffmann-La Roche Ltd. Since February 2015, Dr. Scheller has served as a member of the Board of Directors for ORIC Pharmaceuticals, Inc. Since June 2015, Dr. Scheller has served as a member of the Board of Directors for Affinita Biotech, Inc. Since January 2018, Dr. Scheller has served as a member of the Board of BridgeBio Inc. Dr. Scheller holds a B.Sc. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He completed his post-doctorate in Molecular Neurobiology at Columbia University. Our Board believes that Dr. Scheller is qualified to serve on our Board because of his scientific background and his senior management experience in the pharmaceutical industry.

			Director since March 2015	7,000 Common Shares

Dawn Svoronos(6) Hudson, QC Canada	Director	64

Ms. Svoronos has served as a member of our Board since September 2016. Ms. Svoronos sits on the board of directors of PTC Therapeutics, a publicly-traded biopharmaceutical company, and is currently chair of the board for Theratechnologies Inc., a publicly-traded biopharmaceutical company. Ms. Svoronos retired in 2011 from Merck & Co., Inc. (“Merck”) following a 23-year career in commercial positions of increasing seniority, most recently as President of Europe and Canada. In that role, Ms. Svoronos had full P&L responsibility for 30 European markets with annual sales of several billion dollars and an employee base of several thousand. Previously held positions with Merck include Vice President of Asia Pacific and Vice President of Global Marketing for the Arthritis, Analgesics and Osteoporosis franchise. Ms. Svoronos previously sat on the board of Medivation Inc. Ms. Svoronos received a B.A. in English and French Literature from Carleton University. Our Board believes that Ms. Svoronos is qualified to serve on our Board because of her experience in commercialization of pharmaceutical products and her senior management experience in the pharmaceutical industry.

			Director since September 2016	50,000 Common Shares

(1)	This information has been provided by the respective nominee as of the Record Date.
(2)

The number of Common Shares set forth in this table have been presented in accordance with National Instrument 51-102 – Continuous Disclosure Obligations and do not include derivative securities that may be held by the persons included in the table. Such figures have not been calculated pursuant to the beneficial ownership rules promulgated by the SEC. For additional information regarding ownership of Common Shares presented in accordance with the SEC’s beneficial ownership rules, please see the section of this Circular entitled “Security Ownership of Certain Beneficial Owners and Management.”

(3)	None of the nominees for election as directors of the Corporation own any Preferred Shares.
(4)	Member of the Audit Committee of the Board.
(5)	Member of the Compensation Committee of the Board.
(6)	Member of the Nominating and Corporate Governance Committee of the Board.
(7)

Consists of (i) 131,607 Common Shares held by Dr. Hayden; (ii) 97,066 Common Shares held by Dr. Hayden’s spouse; and (iii) 30,348 Common Shares held by Genworks Inc. (“Genworks”), Dr. Hayden’s consulting company.

(8)	Consists of (i) 118,955 Common Shares held by Mr. Holler and (ii) 1,184 Common Shares held by Mr. Holler’s spouse.
(9)	Consists of (i) 12,028 Common Shares held by Gary Patou and (ii) 12,500 Common Shares held by the Patou Family Trust.
(10)	Consists of (i) 228,135 Common Shares held by Dr. Pimstone and (ii) 16,460 Common Shares held by Dr. Pimstone’s spouse.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS:

A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS

Penalties, Sanctions and Orders

As at the date of this Circular and within the past 10 years before the date of this Circular, other than as disclosed herein, no proposed nominee for election as a director of the Corporation:

(a)	is or was a director, chief executive officer or chief financial officer of any company (including the Corporation) that:
i.

was subject to a cease trade or similar order or an order denying the relevant company access to any exemptions under securities legislation, that was in effect for a period of more than 30 consecutive days (any such order being an “Order”), that was issued while the proposed nominee was acting in the capacity as director or executive officer; or

ii.

was subject to an Order that was issued after the proposed nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the proposed nominee was acting in the capacity as director, chief executive officer or chief financial officer;

(b)

is or was a director or executive officer of any company (including the Corporation) that while the proposed nominee was acting in that capacity or within a year of the proposed nominee ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

is or has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed nominee.

Notwithstanding the foregoing: (a) Gary Patou was a director of Oscient Pharmaceuticals, Corp. (“Oscient”) and ceased to be a director of that company effective October 21, 2008. Oscient filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the District of Massachusetts on July 13, 2009; and (b) Mohammad Azab was a director of Chemokine Therapeutics Corp. (“Chemokine”) and ceased to be a director of that company effective December 4, 2007. On December 5, 2008, Chemokine and its subsidiary Chemokine (B.C.) Ltd. filed Notices of Intention to make proposals under the Bankruptcy and Insolvency Act, and a trustee was subsequently appointed under said proposals. Such proposals and the sale of Chemokine and Chemokine (B.C.) Ltd.’s assets were approved by orders of the Supreme Court of British Columbia. In addition, a Chapter 15 petition was filed in the U.S. Bankruptcy Court for the District of Delaware, and by order on April 28, 2009, the U.S. Court recognized the prior Canadian order. Cease trade orders were issued against Chemokine by the Manitoba Securities Commission on April 20, 2009 and the Alberta Securities Commission on July 9, 2009; and (c) Frank Holler was a director of Allon Therapeutics Inc. (“Allon”) and ceased to be a director of that company effective July 16, 2013. On July 5, 2013, Allon made a proposal to its creditors under the Bankruptcy and Insolvency Act and a reorganization of its share structure was approved by order of the Supreme Court of British Columbia. Following such Supreme Court approval, all of the issued and outstanding shares of Allon were acquired by Paladin Labs Inc. The common shares of Allon were delisted from the Toronto Stock Exchange on June 28, 2013. Mr. Holler was a director of Contech Enterprises Inc. (“Contech”) until March 6, 2015. On December 23, 2014, Contech made a proposal to its creditors under the Bankruptcy and Insolvency Act and a reorganization of its capital structure was approved by an order of the Supreme Court of British Columbia on January 27, 2015. This proposal was intended to facilitate a financing by a new lender and a debt restructuring that, together, would enable Contech to carry on its business profitably for the foreseeable future. However, on March 6, 2015, the Court of Appeal overturned the approval of the proposal by the Supreme Court of British Columbia and Contech was automatically deemed bankrupt. On March 20, 2015, Deloitte Restructuring Inc. was appointed Receiver Manager of Contech by the Supreme Court of British Columbia and then proceeded to sell certain assets of Contech and to distribute the net proceeds from such sales to certain secured creditors. On February 25, 2016, the Supreme Court of British Columbia approved a final distribution to certain secured creditors, the fees and disbursements of the Receiver and its legal counsel and the discharge of Deloitte. The bankruptcy and receivership have now been finalized.

No proposed nominee for election as a director of the Corporation has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or a regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and Preferred Shares outstanding as of the Record Date for:

•	each person who, to the knowledge of the directors and officers of the Corporation, owns more than 5% of our Common Shares or Preferred Shares;
•	each of our current directors and each nominee for election to our Board;
•	each of our executive officers named in the Summary Compensation Table included in this Circular; and
•	all current directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 14,171,301 Common Shares and 2,868,000 Preferred Shares outstanding as of the Record Date. The holders of Common Shares are entitled to one vote per Common Share. The holders of Preferred Shares are entitled to one vote per Preferred Share, voting with the holders of Common Shares on an as-converted basis and as a single class, provided that any Preferred Shares that are ineligible to be converted into Common Shares due to the Beneficial Ownership Limitation are deemed to be non-voting securities of the Corporation. For additional information regarding the Preferred Shares’ voting rights and the Beneficial Ownership Limitation, please see the section of this Circular entitled “Voting Shares and Principal Holders of Voting Shares.”

Information with respect to beneficial ownership has been furnished by each director, executive officer and, to the knowledge of the Corporation, each beneficial owner of more than 5% of our Common Shares or Preferred Shares. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account Common Shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before the 60th day after the Record Date. These Common Shares are deemed to be outstanding and beneficially owned by the persons holding the stock options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable common property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Xenon Pharmaceuticals Inc., 200 - 3650 Gilmore Way, Burnaby, British Columbia V5G 4W8.

	Common Shares			Preferred Shares
Name of Beneficial Owner	Number		%	Number	%	Percentage of Voting Power
5% and Greater Shareholders
BVF Partners L.P.(1)	720,830		5.09%	2,868,000	100.00%	9.99%
Capital World Investors(2)	1,429,000		10.08%	—	—	9.56%
Executive Officers and Directors
Simon N. Pimstone	649,663	(3)	4.46%	—	—	4.23%
Michael R. Hayden	341,735	(4)	2.40%	—	—	2.27%
Frank A. Holler	225,896	(5)	1.58%	—	—	1.50%
Ian C. Mortimer	202,972	(6)	1.41%	—	—	1.34%
Robin P. Sherrington	140,640	(7)	*	—	—	*
Michael M. Tarnow	137,700	(8)	*	—	—	*
Y. Paul Goldberg	118,177	(9)	*	—	—	*
Mohammad Azab	85,976	(10)	*	—	—	*
Charles J. Cohen	84,566	(11)	*	—	—	*
Gary Patou	64,029	(12)	*	—	—	*
Dawn A. Svoronos	52,880	(13)	*	—	—	*
James R. Empfield	43,072	(14)	*	—	—	*
Steven R. Gannon	23,642	(15)	*	—	—	*
Richard H. Scheller	18,728	(16)	*	—	—	*
Ernesto Aycardi	—		—	—	—	*
All current executive officers and directors as a group (15 persons)	2,189,676	(17)	14.13%	—	—	13.46%

*	Denotes less than 1% beneficial ownership

(1)

According to a Schedule 13G/A filed with the SEC on March 29, 2018, as of March 29, 2018, Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (“Mr. Lampert”) referred to collectively as the “Reporting Persons” hold an aggregate of 2,868,000 Preferred Shares convertible for an aggregate of 2,868,000 Common Shares. Each Preferred Share is convertible into one Common Share. The Preferred Shares may not be converted if, after such conversion, the Reporting Persons would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, in excess of 9.99% of the number of Common Shares then issued and outstanding (the “Beneficial Ownership Limitation”). As of the close of business on March 29, 2018, the Beneficial Ownership Limitation limits the aggregate conversion of Preferred Shares by the Reporting Persons to 772,006 out of the 2,868,000 Preferred Shares owned by the Reporting Persons in the aggregate. In providing beneficial ownership described herein, the Reporting Persons have assumed that 772,006 Preferred Shares owned by BVF would be converted and the remaining 565,994 Preferred Shares owned by BVF, the 861,000 Preferred Shares owned by BVF2, the 238,000 Preferred Shares owned by Trading Fund OS and the 431,000 Preferred Shares held in certain of the Partners beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners management accounts (the “Partners Managed Accounts”) would not be converted, thereby bringing the Reporting Persons to the Beneficial Ownership Limitation. As of the close of business on March 29, 2018 BVF beneficially own 1,108,474 Common Shares, BVF2 beneficially own 216,694 Common Shares, and Trading Fund OS beneficially own 59,464 Common Shares. Partners OS as the general partner of Trading Fund OS may be deemed to beneficially own the 59,464 Common Shares beneficially owned by Trading Fund OS. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners Managed Accounts, including 108,204 Common Shares held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,492,836 Common Shares beneficially owned by BVF Inc. The address of each of BVF Inc., Partners, BVF, BVF2, Trading Fund OS, Partners OS and Mr. Lampert is 1 Sansome Street, 30th Floor, San Francisco, California 94104, USA.

(2)

According to a Schedule 13G/A filed with the SEC on February 14, 2018, as of December 30, 2017, Capital World Investors, a division of CRMC, is deemed to be the beneficial owner of 1,429,000 Common Shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares. Capital World Investors holds more than 5% of the outstanding Common Shares on behalf of Smallcap World Fund, Inc. The address for Capital World Investors is 333 South Hope Street, Los Angeles, California 90071, USA.

(3)

Consists of (i) 228,135 Common Shares held by Dr. Pimstone; (ii) 16,460 Common Shares held by Dr. Pimstone’s spouse; and (iii) 405,068 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(4)

Consists of (i) 131,607 Common Shares held by Dr. Hayden; (ii) 97,066 Common Shares held by Dr. Hayden’s spouse; (iii) 30,348 Common Shares held by Genworks, Dr. Hayden’s consulting company; (iv) 20,986 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Dr. Hayden; and (v) 61,728 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Genworks.

(5)

Consists of (i) 118,955 Common Shares held by Mr. Holler; (ii) 1,184 Common Shares held by Mr. Holler’s spouse; and (iii) 105,757 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(6)

Consists of (i) 6,000 Common Shares held by Mr. Mortimer; (ii) 14,300 Common Shares held by Mr. Mortimer’s spouse; and (iii) 182,672 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(7)	Consists of (i) 5,892 Common Shares held by Dr. Sherrington; and (ii) 134,748 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)	Consists of (i) 55,167 Common Shares held by Mr. Tarnow; and (ii) 82,533 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)	Consists of (i) 6,000 Common Shares held by Dr. Goldberg; and (ii) 112,177 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)	Consists of (i) 44,210 Common Shares held by Dr. Azab; and (ii) 41,766 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)	Consists of (i) 4,079 Common Shares held by Dr. Cohen; and (ii) 80,487 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(12)

Consists of (i) 12,028 Common Shares held by Dr. Patou; (ii) 12,500 Common Shares held by Patou Family Trust and (iii) 39,501 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(13)	Consists of (i) 50,000 Common Shares held by Ms. Svoronos; and (ii) 2,880 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(14)	Consists of (i) 10,000 Common Shares held by Dr. Empfield; and (ii) 33,072 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(15)	Consists of (i) 15,000 Common Shares held by Mr. Gannon; and (ii) 8,642 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(16)	Consists of (i) 7,000 Common Shares held by Dr. Scheller; and (ii) 11,728 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(17)	Consists of (i) 865,931 Common Shares held; and (ii) 1,323,745 Common Shares issuable upon exercise of options exercisable within 60 days of the Record Date.

Information about the Board and Corporate Governance

Our Board oversees the management of the business and affairs of Xenon as required under the applicable rules and regulations of the SEC and NASDAQ and under applicable Canadian laws. Our Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A copy of the Corporation’s Corporate Governance Guidelines is attached hereto as Schedule A.

Our Board has established guidelines for determining director independence, and all current directors, with the exception of Dr. Pimstone, have been determined by our Board to be independent under applicable NASDAQ rules, the Board’s governance principles and Canadian securities laws. Dr. Pimstone is not considered independent due to his role as Chief Executive Officer of the Corporation.

Xenon has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all of our and our subsidiaries’ directors, officers and employees. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality and compliance with laws. In addition, our Board adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business. The Corporation’s President and Chief Financial Officer is responsible for overseeing and monitoring compliance with the Code of Conduct. The President and Chief Financial Officer reports directly to the Chief Executive Officer with respect to these matters and also will make periodic reports to the Corporation’s Audit Committee regarding the implementation and effectiveness of the Code of Conduct as well as the policies and procedures put in place to ensure compliance with the Code of Conduct.

In addition, the Nominating and Corporate Governance Committee reviews actual and potential conflicts of interests of officers and members of our Board, other than related party transactions, which are reviewed by our Audit Committee. The Corporation is committed to maintaining high standards of corporate governance and this philosophy is continually communicated by our Board to management which in turn is emphasized to the employees of the Corporation on a continuous basis.

A copy of the most up-to-date version of our Code of Conduct is available within the “Investors” section on Xenon’s website located at http://www.xenon-pharma.com and on SEDAR at http://www.sedar.com. A copy of our Code of Conduct is also available free of charge in print to any shareholder upon written request to 200 – 3650 Gilmore Way, Burnaby, British Columbia V5G 4W8, Canada, Attention: Vice President, Corporate Affairs and Investor Relations.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to credit, liquidity, accounting matters and financial reporting. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Meetings

Our Board held nine (9) meetings in 2017. Steven Gannon, Frank Holler, Gary Patou, Simon Pimstone and Michael Tarnow attended each of these meetings. Michael Hayden, Richard Scheller and Dawn Svoronos attended eight (8) of these meetings. Mohammad Azab attended seven (7) of these meetings. No director attended fewer than 75% of the total number of meetings in 2017 of the Board and the committees of which he or she was a member.

The three standing Board committees met the number of times shown in parentheses: Audit Committee (4); Compensation Committee (3); and Nominating and Corporate Governance Committee (2). Each incumbent director attended all meetings of all Board committees on which they served during such period. Xenon has a formal policy regarding attendance by directors at its annual meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chair of the Board in advance of any such meeting. Seven (7) directors attended Xenon’s 2017 annual general meeting.

Our Board has held three (3) meetings in 2018 up to the Record Date, which have been attended by all directors of the Corporation, except for Mohammad Azab who attended two (2) of them.

Committees of the Board

Our Board currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Our Board has not adopted descriptions for the positions of Chair of the Board or Chair for each of the Board committees; however the roles and responsibilities for each of the committees of the Board is set forth in the charter for each committee of the Board, which are summarized below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, our Audit Committee:

•	approves the hiring, discharging and compensation of our independent auditors;
•	oversees the work of our independent auditors;
•	approves engagements of the independent auditors to render any audit or permissible non-audit services;
•	reviews on a periodic basis, or as appropriate, our investment policy and recommends to our Board any changes to such policy;
•	reviews compliance with our investment policy;
•	reviews the qualifications, independence and performance of the independent auditors;
•	reviews and/or approves financial statements, critical accounting policies and estimates;
•	reviews the adequacy and effectiveness of our internal controls; and
•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

The current members of our Audit Committee are Frank Holler, Steven Gannon and Michael Tarnow. Mr. Holler serves as the chair of our Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ and under applicable Canadian securities laws. Each of Mr. Holler (chair) and Mr. Gannon is an Audit Committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under NASDAQ rules. Under the rules of the SEC and NASDAQ, members of our Audit Committee must also meet heightened independence standards. Our Board has determined that each of Frank Holler (chair), Steven Gannon and Michael Tarnow meet these heightened independence standards, as well as the independence standards of Canadian securities laws. See the biographies for each member of our Audit Committee under the section of this Circular entitled “Item 2 – Election of Directors” for more information regarding their respective skills and experience with respect to financial statements, accounting principles and financial reporting.

Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and applicable Canadian securities laws. The Audit Committee’s current charter is attached hereto as Schedule B and is available under the “Investors” tab on Xenon’s website at http://www.xenon-pharma.com. The Corporation will disclose any amendments to, or waivers of, the charter on its website at http://www.xenon-pharma.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Among other matters, our Nominating and Corporate Governance Committee:

•	evaluates and makes recommendations regarding the organization and governance of our Board and its committees;
•	assesses the performance of members of our Board and makes recommendations regarding committee and chair assignments;
•	recommends desired qualifications for Board membership and conducts searches for potential members of the Board; and
•	reviews and makes recommendations with regard to our Corporate Governance Guidelines.

The current members of our Nominating and Corporate Governance Committee are Gary Patou, Michael Tarnow and Dawn Svoronos. Dr. Patou serves as the Chair of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ and applicable Canadian securities laws.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and applicable Canadian securities laws. Our Nominating and Corporate Governance Committee’s current charter is available under the “Investors” tab on Xenon’s website at http://www.xenon-pharma.com. The Corporation will disclose any amendments to, or waivers of, the charter on its website at http://www.xenon-pharma.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and benefits programs. Among other matters, our Compensation Committee:

•	reviews and recommends policies relating to compensation and benefits of our directors, officers and employees;
•	reviews and approves, after consultation with the Board, corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•	reviews and approves, after consultation with the Board and the Chief Executive Officer, corporate goals and objectives related to compensation of other senior officers;
•	evaluates, after consultation with the Board and Chief Executive Officer, the performance of our officers in light of established goals and objectives;
•	recommends compensation of our officers based on its evaluations; and
•	reviews, approves and administers the issuance of stock options and other awards under our equity incentive plans to our employees and after consultation with the Board to our officers and directors.

The current members of our Compensation Committee are Mohammad Azab, Gary Patou and Richard Scheller. Dr. Azab serves as the Chair of our Compensation Committee. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole. Each of the members of our Compensation Committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ and applicable Canadian securities laws and an outside director within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. See the biographies for each member of our Compensation Committee under the section of this Circular entitled “Item 2 – Election of Directors” for more information regarding their respective skills and senior management and board experience related to compensation policies and practices in our industry.

Our Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and applicable Canadian securities laws. Our Compensation Committee’s current charter is available under the “Investors” tab on Xenon’s website at http://www.xenon-pharma.com. The Corporation will disclose any amendments to, or waivers of, the charter on its website at http://www.xenon-pharma.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Our Board may from time to time establish other committees.

Director Nominations

Our Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. Please see “— Shareholder Recommendations for Nominations to the Board of Directors” below for additional information.

In identifying candidates for nominations to the Board, our Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Corporation. Our Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that our Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, our Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. Our Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). Our Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures to address suggestions received from shareholders with respect to Board or committee nominees because the Committee intends to use the same criteria and manner of review to evaluate candidates (as outlined above), whether or not they are suggested by shareholders.

Pursuant to its charter, our Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time.

The term of each director expires at the end of each annual meeting of shareholders, or when the successor of such director is elected or appointed to the Board, subject to earlier death, resignation, retirement, disqualification or removal of such director. The Corporation does not impose term limits on its directors as it takes the view that term limits are an arbitrary mechanism for removing directors which can result in valuable, experienced directors being forced to leave the Board solely because of length of service. Instead, the Corporation believes that directors should be assessed based on their ability to continue to make a meaningful contribution. Our Board’s annual assessment of directors reviews the strengths and weaknesses of directors and is, in the Board’s view, together with annual elections by the shareholders, a more meaningful way to evaluate the performance of directors and to make determinations about whether a director should be removed due to under-performance.

Diversity

Our Nominating and Corporate Governance Committee believes that having a diverse Board and senior management team offers a depth of perspective and enhances Board and management operations. Our Nominating and Corporate Governance Committee takes gender into consideration as part of its overall recruitment and selection process in respect of its Board and senior management. However, the Corporation does not have a formal policy on the representation of women on the Board or senior management of the Corporation as our Board does not believe that a formal policy will necessarily result in the identification or selection of the best candidates. In searches for new directors and senior management, our Nominating and Corporate Governance Committee will consider the level of female representation and diversity on the Board and in management and this will be one of several factors used in its search process.

The Corporation has not yet set measurable objectives for achieving gender diversity. Our Board does not support fixed percentages for any selection criteria, as the composition of the Board is based on the numerous factors established by the selection criteria and it is ultimately the skills, experience, character and behavioral qualities that are most important in determining the value which an individual could bring to the Board. There is currently no female executive officer of the Corporation and one (1) of nine (9) directors on our Board is female.

Shareholder Recommendations for Nominations to the Board of Directors

One or more shareholders holding in the aggregate not less than five per cent (5%) of our Common Shares or our Preferred Shares that are entitled to vote at a meeting of our shareholders may make a shareholder proposal for the nomination of a director in accordance with the requirements of the Canada Business Corporations Act (the “CBCA”). Upon receipt of a proposal in compliance with the requirements of the CBCA, the Corporation must set out such proposal in the proxy statement and management information circular sent to shareholders in advance of the Corporation’s next annual meeting.

Nominations for directors not made in accordance with the shareholder proposal requirements of the CBCA shall be considered by our Nominating and Corporate Governance Committee in accordance with the requirements of our by-laws. Under our by-laws, shareholders of record may nominate a candidate for election as a director at an annual meeting of the Corporation by submitting a notice to our Corporate Secretary not less than 30 days and not more than 65 days prior to an annual meeting; provided however that in the event that the annual meeting is held less than 50 days after the first public announcement of the annual meeting is made, notice by shareholders must be given to the Corporation not later than 10 days following the date of such public announcement. A notice providing a nomination must include, among other things, certain prescribed information about the nominee and the recommending shareholder; a certification by the recommending shareholder that the recommending shareholder’s notice does not contain an untrue statement and does not omit to state a material fact; and written consent of the nominee to serve as a director of the Corporation, if elected. Shareholders should refer to Section 5.5 of our by-laws for more details relating to the requirements for such notice.

Any nomination or shareholder proposal for the nomination of directors should be sent in writing to 200 - 3650 Gilmore Way, Burnaby, British Columbia, V5G 4W8, Canada, Attention: Corporate Secretary. Shareholder proposals for the nomination of a director at our 2019 annual meeting must be received by us on or before December 28, 2018 pursuant to Rule 14a-8 of the Exchange Act. Shareholders who do not wish to use the mechanism provided by the Exchange Act may submit proposals to be considered at the 2019 annual meeting of our shareholders under the provisions of the CBCA no later than January 26, 2019. Nominations for directors pursuant to our by-laws must be received by us no earlier than March 31, 2018 and no later than May 5, 2018 for consideration at the Meeting. Shareholders wishing to nominate a director for election should review the relevant provisions of the CBCA and our by-laws.

Shareholder Communications with the Board of Directors

Shareholders wishing to communicate with a member of our Board may do so by writing to such director, and mailing the correspondence to: Xenon Pharmaceuticals Inc., 200 - 3650 Gilmore Way, Burnaby, British Columbia, V5G 4W8, Canada, Attention: Vice President, Corporate Affairs and Investor Relations. The Vice President, Corporate Affairs and Investor Relations will forward the messages to the appropriate member of our Board.

Director Independence

Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of its initial public offering. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Mohammad Azab, Steven Gannon, Michael Hayden, Frank Holler, Gary Patou, Michael Tarnow, Richard Scheller or Dawn Svoronos, being eight of our nine current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NASDAQ rules and Canadian securities laws. Our Board also determined that Frank Holler (chair), Steven Gannon and Michael Tarnow, who comprise our Audit Committee, Mohammad Azab (chair), Gary Patou and Richard Scheller who comprise our Compensation Committee, and Gary Patou (chair), Michael Tarnow and Dawn Svoronos who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC and NASDAQ rules and Canadian securities laws.

In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Shares by each non-employee director.

The Chair of our Board is Michael Tarnow. Michael Tarnow is “independent” as that term is defined under NASDAQ rules and Canadian securities laws. The roles of Chief Executive Officer and Chair of our Board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our shareholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chair or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time.

In accordance with the Corporate Governance Guidelines, meetings of the independent directors of the Corporation, without the presence of non-independent directors and members of management, are generally held following each regularly scheduled Board meeting and at such other times as requested by independent directors. The independent directors met three (3) times without the presence of non-independent directors and members of management during 2017. To date during 2018, our Board has met one (1) time without the presence of non-independent directors and members of management.

Orientation and Continuing Education

The Corporation has traditionally retained experienced people as directors and hence the orientation needed is minimized. When new directors are appointed, they are acquainted with the Corporation’s operations, its charters and policies, and the expectations of directors. All new and continuing directors are encouraged to review the Board materials prepared by the Corporation consisting of filings, the charters of the Board’s committees, the Corporate Governance Guidelines and the Corporation’s Code of Conduct. Board meetings regularly include presentations or discussions with respect to the Corporation’s corporate governance policies. Board meetings generally also include presentations by the Corporation’s senior management in order to give the directors full insight into the Corporation’s operations.

Assessments

Our Nominating and Corporate Governance Committee assesses the participation, contributions and effectiveness of the Chair and the individual members of the Board on an annual basis. Our Board also annually monitors the effectiveness of the Board and its committees and the actions of the Board as viewed by the individual directors and senior management.

Serving on other Boards

The following directors are also directors of the following public companies:

Director	Company
Michael Hayden	• Aurinia Pharmaceuticals Inc.
Frank Holler	• Sernova Corp.
Dawn Svoronos	• Theratechnologies Inc.
• PTC Therapeutics, Inc.

Michael Tarnow, Mohammad Azab, Steven Gannon, Gary Patou, Simon Pimstone and Richard Scheller do not currently serve on the board of directors of any other publicly listed company.

Overseeing the Chief Executive Officer

Dr. Simon Pimstone, our Chief Executive Officer, is responsible for managing the affairs of the Corporation. In accordance with its charter, our Compensation Committee, in consultation with the Board, annually establishes corporate objectives for our Chief Executive Officer and evaluates the performance our Chief Executive Officer against these corporate objectives. Our Board has not developed a written position description of the Chief Executive Officer role.

Director Compensation Policy

For the purposes of the director compensation policy (the “director compensation policy”), our Compensation Committee classifies each director into one of the three following categories: (1) a “management director” is a director who is also an officer or otherwise employed by us in a management role; (2) a “non-management director” is a director who is not an officer and not otherwise employed by us in a management role; and (3) the chair of the Board.

Non-management directors and the chair of our Board are eligible to receive compensation in the form of equity and cash under the director compensation policy, as described below. Management directors receive no compensation for their services on our Board.

In September 2015, our Compensation Committee amended our director compensation policy (the “2015 amended director compensation policy”) to change the currency of cash compensation from U.S. dollars to Canadian dollars and to increase the equity compensation component of the director compensation policy.

Effective June 2018, our director compensation policy will be amended to change the equity compensation component of director compensation (the “2018 amended director compensation policy”). Our Compensation Committee considered publicly available director compensation data from companies in the biotechnology industry to help guide its decision with respect to director compensation, using the same peer companies as those identified by Radford in 2017 (please see the section of this Circular entitled “Use of Compensation Consultants and Market Benchmarking”).

Equity Compensation

Pursuant to the 2015 amended director compensation policy, new directors receive an option to purchase 5,144 Common Shares upon joining the Board, each non-management director (including the chair of our Board) is eligible to receive, on an annual basis, an option to purchase 3,500 Common Shares and the chair of our Board is eligible to receive, on an annual basis, an option to purchase an additional 1,250 Common Shares.

The exercise price per share of each of the above grants will be the fair market value of one of our Common Shares (determined pursuant to our then-effective equity plan) on the date of the grant.

All of the above stock options granted to new and non-management directors (including the chair of our Board) will be under our then-effective equity plan. The stock options underlying the above initial and annual grants to each non-management director will vest as to one-third of the total stock options on the one year anniversary of the grant date, one-third of the total stock options on the two year anniversary of the grant date and the balance of the total stock options on the three year anniversary of the grant date. The stock options underlying the additional grant to the chair of our Board will vest fully on the one year anniversary of the grant date.

The vesting of each grant described above will be subject to the recipient’s continued service as a director through each vesting date and the other terms and conditions of our then-effective equity plan and the applicable stock option agreement with that director.

Pursuant to the 2018 amended director compensation policy, new directors will receive an option to purchase 25,000 Common Shares upon joining the Board and each non-management director (including the chair of our Board) will be eligible to receive, on an annual basis, an option to purchase 15,000 Common Shares, which will be granted in connection with the Meeting. All of the stock options granted pursuant to the 2018 amended director compensation policy will be under our then-effective equity plan and vest in accordance with the schedule set forth above with respect to the 2015 amended director compensation policy.

Cash Compensation

Pursuant to the 2015 and 2018 amended director compensation policies, for each fiscal year, each non-management director (including the chair of our Board) will receive an annual cash retainer of CAD$47,000 for serving on the Board. In addition to the annual retainer, the chair of our Board will receive an additional annual cash retainer of CAD$34,000.

The chairs of the three standing committees of our Board will be entitled to the following cash retainers for each fiscal year as follows:

CHAIR RETAINER
BOARD COMMITTEE	(CAD$)
Audit Committee	$20,500
Compensation Committee	13,500
Nominating and Corporate Governance Committee	10,000

The non-chair members of the three standing committees of our Board will be entitled to the following cash retainers for each fiscal year as follows:

MEMBER RETAINER
BOARD COMMITTEE	(CAD$)
Audit Committee	$10,500
Compensation Committee	7,000
Nominating and Corporate Governance Committee	5,500

All cash payments will be payable in four equal installments on the date of our annual meeting and on the last day of the third month, sixth month and ninth month thereafter, during which such individual served as a director or chair of our Board or of the applicable committee (such payments to be prorated for service during a portion of such quarter).

All directors will be reimbursed for standard travel expenses incurred in their capacities as directors and/or committee members.

The following table sets forth information concerning the compensation paid or accrued for services rendered to us by members of our Board for the year ended December 31, 2017. Dr. Simon Pimstone, our Chief Executive Officer, did not receive any additional compensation for service on our Board. Compensation paid or accrued for services rendered to us by Dr. Pimstone in his role as Chief Executive Officer is included in our disclosures related to executive compensation under the section of this Circular entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)	Total ($)
Mohammad Azab	$46,633	$10,229	$56,862
Steven R. Gannon	44,321	10,229	54,550
Michael R. Hayden	36,228	10,229	46,457
Frank A. Holler	52,029	10,229	62,258
Gary Patou	49,331	10,229	59,560
Richard H. Scheller	41,623	10,229	51,852
Dawn A. Svoronos	40,467	10,229	50,696
Michael M. Tarnow(4)	74,768	13,882	88,650

(1)

Compensation amounts denominated in Canadian dollars have been converted to U.S. dollars. For 2017, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7708 which was the average Bank of Canada foreign exchange rate for the 2017 fiscal year.

(2)

Represents the aggregate grant date fair value of stock option awards granted in 2017. These amounts have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see the notes to our financial statements which are included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and on SEDAR. For further information regarding the equity compensation of our directors, please see the section of this Circular entitled “Director Compensation Policy for Fiscal Year 2017.”

(3)

As of December 31, 2017, the following directors beneficially held outstanding stock options to purchase the number of Common Shares indicated: Dr. Azab (45,268 stock options); Mr. Gannon (12,144 stock options); Dr. Hayden (86,216 stock options, of which 24,488 stock options are held by Dr. Hayden and 61,728 stock options are held by Genworks, Dr. Hayden’s consulting company); Mr. Holler (112,345 stock options); Dr. Patou (43,003 stock options); Dr. Scheller (15,230 stock options); Ms. Svoronos (8,644 stock options) and Mr. Tarnow (86,035 stock options).

(4)	Chair of our Board.

Outstanding Equity Awards at Year End

The following table sets forth information regarding all outstanding stock options held by our non-management directors as of December 31, 2017.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)		Value of Unexercised In-The-Money Options(2)	Option Expiration Date
Mohammad Azab	10,288	—		CAD$	3.74	—	06/26/2018
	3,086	—		CAD$	3.74	—	12/31/2018
	3,086	—		CAD$	3.74	—	12/31/2019
	3,086	—		CAD$	3.74	—	12/31/2020
	3,086	—		CAD$	3.74	—	12/31/2021
	3,086	—		CAD$	2.67	2,150	12/31/2022
	823	—		CAD$	10.78	—	01/13/2024
	3,497	—		CAD$	10.78	—	01/13/2024
	5,144	—		USD$	9.00	—	11/03/2024
	2,056	1,030	(3)	USD$	13.48	—	05/03/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Steven R. Gannon	3,428	1,716	(6)	USD$	12.57	—	05/20/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Michael R. Hayden	20,576	—		CAD$	3.74	—	08/31/2019
	10,288	—		CAD$	3.74	—	12/31/2021
	30,864	—		CAD$	2.67	21,504	12/31/2022
	5,144	—		CAD$	2.67	3,584	12/31/2022
	1,028	—		CAD$	10.78	—	01/13/2024
	3,086	—		CAD$	10.78	—	01/13/2024
	5,144	—		USD$	9.00	—	11/03/2024
	2,056	1,030	(3)	USD$	13.48	—	05/03/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Frank A. Holler	3,086	—		CAD$	3.74	—	03/16/2018
	3,086	—		CAD$	3.74	—	06/26/2018
	3,086	—		CAD$	3.74	—	12/31/2018
	25,720	—		CAD$	3.74	—	02/01/2019
	3,086	—		CAD$	3.74	—	12/31/2019
	3,086	—		CAD$	3.74	—	12/31/2020
	36,008	—		CAD$	3.74	—	12/31/2020
	3,086	—		CAD$	3.74	—	12/31/2021
	5,144	—		CAD$	3.74	—	12/31/2021
	3,086	—		CAD$	2.67	2,150	12/31/2022
	4,115	—		CAD$	2.67	2,867	12/31/2022
	1,440	—		CAD$	10.78	—	01/13/2024
	3,086	—		CAD$	10.78	—	01/13/2024
	5,144	—		USD$	9.00	—	11/03/2024
	2,056	1,030	(3)	USD$	13.48	—	05/03/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Gary Patou	8,230	—		CAD$	3.74	—	06/26/2018
	2,057	—		CAD$	3.74	—	12/31/2018
	2,057	—		CAD$	3.74	—	12/31/2019
	2,057	—		CAD$	3.74	—	12/31/2020
	2,057	—		CAD$	3.74	—	12/31/2021
	2,057	—		CAD$	2.67	1,433	12/31/2022
	2,880	—		CAD$	10.78	—	01/13/2024
	6,378	—		CAD$	10.78	—	01/13/2024
	5,144	—		USD$	9.00	—	11/03/2024
	2,056	1,030	(3)	USD$	13.48	—	05/03/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Richard H. Scheller	3,428	1,716	(7)	USD$	17.65	—	03/15/2025
	2,056	1,030	(3)	USD$	13.48	—	05/03/2025
	1,166	2,334	(4)	USD$	7.38	—	06/01/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Dawn A. Svornos	1,714	3,430	(8)	USD$	8.15	—	09/26/2026
	—	3,500	(5)	USD$	3.85	—	05/31/2027
Michael M. Tarnow	5,144	—		CAD$	3.74	—	06/26/2018
	2,057	—		CAD$	3.74	—	06/30/2018
	5,144	—		CAD$	3.74	—	12/31/2018
	2,057	—		CAD$	3.74	—	06/30/2019
	5,144	—		CAD$	3.74	—	12/31/2019

2,057	—		CAD$	3.74	—	06/30/2020
5,144	—		CAD$	3.74	—	07/01/2020
5,144	—		CAD$	3.74	—	12/31/2020
5,144	—		CAD$	3.74	—	12/31/2020
2,057	—		CAD$	3.74	—	06/30/2021
1,028	—		CAD$	3.74	—	12/31/2021
5,144	—		CAD$	3.74	—	12/31/2021
2,057	—		CAD$	3.74	—	06/30/2022
4,115	—		CAD$	2.67	2,867	12/31/2022
5,144	—		CAD$	2.67	3,584	12/31/2022
2,057	—		CAD$	10.78	—	01/13/2024
5,555	—		CAD$	10.78	—	01/13/2024
1,028	—		CAD$	11.22	—	07/27/2024
2,057	—		CAD$	11.22	—	07/27/2024
5,144	—		USD$	9.00	—	11/03/2024
2,056	1,030	(3)	USD$	13.48	—	05/03/2025
1,028	—		USD$	13.48	—	05/03/2025
1,166	2,334	(4)	USD$	7.38	—	06/01/2026
1,250	—		USD$	7.38	—	06/01/2026
—	3,500	(5)	USD$	3.85	—	05/31/2027
—	1,250	(9)	USD$	3.85	—	05/31/2027

(1)

The information in this table has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC.

(2)

Calculated based on the difference between the closing price per share of our Common Shares as of December 29, 2017, and the exercise price of the stock option in U.S. dollars. Stock options priced in Canadian dollars were converted to U.S. dollars at a foreign exchange rate of 0.7971 which was the closing Bank of Canada foreign exchange rate on December 29, 2017.

(3)	Options vest fully on May 4, 2018.
(4)	Options vest fully on June 2, 2019.
(5)	Options vest fully on June 1, 2020.
(6)	Options vest fully on May 21, 2018.
(7)	Options vest fully on March 16, 2018.
(8)	Options vest fully on September 27, 2019.
(9)	Options vest fully on June 1, 2018.

Value Vested or Earned during 2017

The following table sets forth the value vested for all outstanding option-based and share-based awards and the value earned for all non-equity incentive compensation during the twelve month period ended December 31, 2017. In 2017, none of our non-management directors held any restricted shares or other share-based awards that were subject to vesting and none of our non-management directors were eligible to participate in a company-sponsored non-equity incentive compensation plan.

Name(1)	Option-based awards - Value vested during the year(2)	Share-based awards - Value vested during the year	Non-equity incentive plan compensation - Value earned during the year
Mohammad Azab	$—	$—	$—
Steven R. Gannon	—	—	—
Michael R. Hayden	—	—	—
Frank A. Holler	—	—	—
Gary Patou	—	—	—
Richard H. Scheller	—	—	—
Dawn A. Svoronos	—	—	—
Michael M. Tarnow	—	—	—

(1)

The information in this table has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC.

(2)

Calculated based on the aggregate dollar value that would have been realized if the stock options had been exercised as of the vesting date, based on the difference between the closing market price of our Common Shares on the relevant vesting date and the exercise price of such stock options. Stock options priced in Canadian dollars were converted to U.S. dollars using the closing Bank of Canada foreign exchange rate on the relevant vesting date.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information about our executive officers as of the Record Date:

Name	Age	Position(s)
Executive Officers
Simon N. Pimstone, MBChB, Ph.D.	50	Chief Executive Officer and Director
Ian C. Mortimer, M.B.A., CPA, CMA	42	President, Chief Financial Officer and Corporate Secretary
Ernesto Aycardi, M.D.	55	Chief Medical Officer of Xenon Pharmaceuticals USA Inc.
Robin P. Sherrington, Ph.D.	57	Executive Vice President, Business & Corporate Development
Y. Paul Goldberg, MBChB, Ph.D.	58	Senior Vice President, Clinical Development
James R. Empfield, Ph.D.	57	Senior Vice President, Drug Discovery of Xenon Pharmaceuticals USA Inc.
Charles J. Cohen, Ph.D.	69	Vice President, Biology

The biography of Dr. Pimstone can be found under “Item 2 – Election of Directors.”  The biographies of our other executive officers are as follows:

Ian C. Mortimer, M.B.A., CPA, CMA has served as our President and Chief Financial Officer since March 2018 and additionally as Corporate Secretary since June 2015. Mr. Mortimer previously served as our Chief Financial Officer and Chief Operating Officer since March 2015 and as our Chief Financial Officer since October 2013. Prior to joining us, Mr. Mortimer served as Executive Vice President and Chief Financial Officer at Tekmira Pharmaceuticals Corporation (“Tekmira”) (now Arbutus Biopharma Corporation), a NASDAQ-listed biotechnology company, from 2007 until October 2013. Mr. Mortimer was responsible for all aspects of Tekmira’s finance and capital markets activities and led Tekmira’s listing on NASDAQ in 2010. From 2004 to 2007, Mr. Mortimer was Chief Financial Officer at Inex Pharmaceuticals and held various other positions at Inex Pharmaceuticals from 1997 to 2004. Since November 2017, Mr. Mortimer has served on the Board of Directors and as Chair of the Audit Committee for Appili Therapeutics, a private biopharmaceutical company focused on developing treatments for infectious diseases. Mr. Mortimer has an M.B.A. from Queen’s University, a B.Sc. in Microbiology from the University of British Columbia and is a Chartered Professional Accountant, Certified Management Accountant.

Ernesto Aycardi, M.D. has served as our Chief Medical Officer since March 2018. Prior to joining us, Dr. Aycardi was at Teva Pharmaceutical from 2014 to 2018, most recently as Vice-President and Head of Clinical Trial Operations, Biostatistics & Data Sciences and Clinical Pharmacology. Prior to this, he was Teva Pharmaceutical’s Vice-President, Therapeutic Area Head, Clinical Development, Migraine and Headache from 2016 to 2017, and previously Teva Pharmaceutical’s Senior Director, Clinical Development, Migraine & Headache from 2014 to 2016. From 2013 to 2014, Dr. Aycardi was Senior Director Head of Neuro-Degenerative Disorders for EMD Serono, Inc. Previously, he was Director, Medical Research focused on neurology development at Biogen Idec from 2009 to 2013. Dr. Aycardi held a series of roles with increasing responsibility at Merck from 1998 to 2009, both in Colombia and in the United States, where he was Worldwide Clinical Research Senior Director for various therapeutic areas throughout late phases of global drug development from 2006 to 2009. Having received his M.D. from the National University of Colombia, and neurology training at the Military Hospital in Colombia, Dr. Aycardi holds a current medical license in Colombia, and was a practicing neurologist beginning in 1993.

Robin P. Sherrington, Ph.D. has served as our Executive Vice President, Business & Corporate Development since March 2018, and previously served as our Senior Vice President, Business & Corporate Development since February 2012, as our Vice President, Business & Corporate Development from January 2010 to February 2012, and has held various positions in business development and other departments since joining us in March 2001. Prior to joining us, Dr. Sherrington worked at Pfizer, Inc., a global pharmaceutical company, as a neuroscientist from 1999 to 2001. Dr. Sherrington also previously served as Director of Neuroscience, from 1996 to 1999, at the biotechnology companies Axys Pharmaceuticals and Sequana Therapeutics. Prior to 1996 Dr. Sherrington was a post-doctoral fellow at University of Toronto and received his Ph.D. from the University College London, and his B.Sc. with honors from University of Reading.

Y. Paul Goldberg, MBChB, Ph.D., FRCPC has served as our Senior Vice President, Clinical Development since March 2017, as our Vice President, Clinical Development since February 2010, as our Senior Director, Clinical Biology and Target Discovery from 2002 until February 2010, as our Senior Director, Scientific Programs from 2001 until 2002, and as our Director and Senior Scientist from 2000 until 2002. Since 2000 Dr. Goldberg has also worked at the University of British Columbia in the Department of Medical Genetics as a Medical Geneticist, Clinical Assistant Professor. Dr. Goldberg received his MBChB and Ph.D. from the University of Cape Town, and he obtained his specialization in clinical genetics, FRCPC from the University of British Columbia. Dr. Goldberg resigned his position as Senior Vice President, Clinical Development, effective June 2, 2018.

James R. Empfield, Ph.D. has served as our Senior Vice President, Drug Discovery since February 2016. Prior to joining us, Dr. Empfield served as Vice President, Drug Discovery and Chemistry; Co-Site Head of Research, Boston at Vertex from 2011 until August 2015. At Vertex Pharmaceuticals Inc. (“Vertex”), Dr. Empfield was jointly responsible for the entire Boston research organization and for delivery of lead optimization projects into preclinical development. From 2006 to 2011, Dr. Empfield was Director, CNS Chemistry Department at Astrazeneca Pharmaceuticals LP and held various other positions at Astrazeneca Pharmaceuticals from 1990 to 2006. Dr. Empfield has a Ph.D. in Chemistry from the University of Pennsylvania, a M.S. in Chemistry from Bucknell University and a B.Sc. in Chemistry from Lebanon Valley College.

Charles J. Cohen, Ph.D. has served as our Vice President, Biology since January 2008. Prior to joining us, Dr. Cohen worked at Vertex as a Research Fellow II from 2004 to 2008. In this position, he led biology teams targeting neuropathic pain and neuroinflammation. From 1986 to 2004, Dr. Cohen worked at Merck Research Laboratories (“MRL”). From 2000 to 2004, he served as Director of Neuroscience and was world-wide coordinator of MRL’s research on multiple sclerosis and neuroinflammation. From 1986 to 2000, Dr. Cohen was a member of the Ion Channel department, advancing to the level of Senior Investigator. Prior to MRL, Dr. Cohen served as a Senior Scientist at Bayer Pharmaceuticals. Dr. Cohen received his Ph.D. in Biophysics and Theoretical Biology from the University of Chicago and received post-doctoral training in the Department of Cardiology at the University of Chicago and the Department of Physiology at Yale University.

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Discussion of Executive Compensation Practices

This discussion of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers. The information set forth in this discussion captioned “Discussion of Executive Compensation Practices” has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC.

Executive Summary

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to our “named executive officers” for 2017, consisting of the following persons:

•	Simon N. Pimstone, our Chief Executive Officer;
•	Ian C. Mortimer, our President, Chief Financial Officer and Corporate Secretary;
•	Y. Paul Goldberg, our Senior Vice President, Clinical Development;
•	Robin P. Sherrington, our Executive Vice President, Business & Corporate Development; and
•	James R. Empfield, our Senior Vice President, Drug Discovery of Xenon Pharmaceuticals USA Inc.

Specifically, Dr. Pimstone, Mr. Mortimer and Dr. Goldberg are included in this Circular as “named executive officers” for 2017 for purposes of Item 402 of Regulation S-K promulgated by the SEC and National Instrument 51-102 – Continuous Disclosure Requirements. Our other most highly compensated executive officers, Drs. Sherrington and Empfield, are also included in this Circular as “named executive officers” for 2017 to comply with National Instrument 51-102 – Continuous Disclosure Requirements. However, neither Dr. Sherrington nor Dr. Empfield shall be considered a “named executive officer” for purposes of Item 402 of Regulation S-K promulgated by the SEC or any future disclosure requirements regarding “named executive officers” including, without limitation, disclosure required by Form 8-K. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee oversees our policies governing the compensation of our executive officers. In this role, our Compensation Committee reviews and, following consultation with the remaining non-management directors, approves all compensation decisions relating to our executive officers. Our Compensation Committee consists of three members of our Board, all of whom have extensive experience in our industry and each of whom is an independent director. Our Compensation Committee uses its judgment and experience and considers the recommendations of our Chief Executive Officer when determining the amount and appropriate mix of compensation for each of our executive officers. Specifically, our Chief Executive Officer provides input and recommendations, via an annual review of executive performance and otherwise, regarding salary adjustments, the corporate and individual goals used to determine annual performance-based cash bonuses and appropriate equity incentive compensation levels. Our Chief Executive Officer provides input to the Compensation Committee on his own compensation, but has not had any control over setting the amount or mix of his compensation and is not present when the Compensation Committee discusses and determines his compensation. See the section of this Circular entitled “Information about the Board and Corporate Governance — Committees of the Board — Compensation Committee” for additional information as to the composition and skills of our Compensation Committee.

Our Compensation Committee periodically evaluates the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate experienced and talented executives;
•	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;
•	recognize the individual contributions of executives, but foster a shared commitment among executives by aligning their individual goals with our corporate goals;
•	promote the achievement of key strategic and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and
•	align the interests of our executives with our shareholders by rewarding performance that leads to the creation of shareholder value.

To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that our Compensation Committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a portion of each executive’s overall compensation to the achievement of key corporate and for certain executives, to the achievement of individual goals. We provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of the Corporation as reflected in the appreciation of the price of our Common Shares.

Use of Compensation Consultants and Market Benchmarking

In designing our executive compensation program, our Compensation Committee considers publicly available compensation data for companies in the biotechnology industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our Compensation Committee has also retained the services of Radford, an Aon Hewitt company (“Radford”), an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although our Compensation Committee considers Radford’s advice and recommendations about our executive compensation program, our Compensation Committee ultimately makes its own decisions about these matters. None of our Compensation Committee members and none of our executive officers or directors have any relationship with Radford or the individual consultants employed by Radford. Radford has not provided any other services to the Corporation other than compensation consulting services to the Compensation Committee for executive compensation analysis and to management for non-executive compensation analysis. Our Compensation Committee has determined that no conflicts of interest exist between the Corporation and Radford.

Radford was originally retained by the Corporation in 2013 and 2015 and was most recently retained in January 2017 to provide our Compensation Committee with comparative data showing where our total compensation and each element of our compensation ranked among (1)  public companies in the biotechnology industry generally, according to compensation data from Radford, and (2) a peer group of publicly traded companies in the biotechnology industry at a stage of development, market capitalization or company size comparable to ours at the time with which our Compensation Committee believed we competed for executive talent, according to publicly available compensation data.

The peer group is used for purposes of gathering data to compare against our existing executive compensation practices and for guiding future compensation decisions. Radford also makes suggestions for changes to our executive compensation practices based on the data they provide to us as well as compensation trends in our industry. However, although our Compensation Committee may consider peer group and other industry compensation data and the recommendations of Radford when making decisions related to executive compensation, to date, it has not made and does not intend to make adjustments to overall executive compensation or any element thereof solely or primarily either to target a specified threshold level of compensation or market benchmark within the peer group, our larger industry or some other group of comparable companies or to act on the recommendations of Radford.

For the 2015 annual compensation review, the companies included in the peer group in the Radford January 2015 analysis were Ardelyx, BIND Therapeutics, Bio Blast Pharma, Calithera Biosciences, Cerulean Pharma, Concert Pharmaceuticals, Dermira, Dicerna Pharmaceuticals, Endocyte, Epizyme, Flexion Therapeutics, Ignyta, Stemline Therapeutics, Arbutus Biopharma, TetraLogic Pharmaceuticals, Threshold Pharmaceuticals, Trevena, Verastem, Vitae Pharmaceuticals, Xencor and XOMA.

For the 2016 annual compensation review, the Compensation Committee confirmed that the peer group identified by Radford in January 2015 remained the same for 2016, reviewed the public disclosures made throughout 2015 by those companies and other relevant data, and performed an internal update of the data used in 2015.

For the 2017 annual compensation review, the companies included in the peer group in the Radford 2017 analysis were Adamas Pharmaceuticals, Aquinox Pharmaceuticals, Arbutus Biopharma, Asterias Biotherapeutics, Calithera Biosciences, Cidara Therapeutics, Concert Pharmaceuticals, Endocyte, Epizyme, Fate Therapeutics, Flex Pharma, Flexion Therapeutics, GlycoMimetics, Ignyta, Novan, Revance Therapeutics, Sierra Oncology, Stemline Therapeutics, Trevena and Zogenix.

In anticipation of its 2018 annual compensation review, the Compensation Committee confirmed that the peer group identified by Radford in January 2017 remained the same for 2018, reviewed the public disclosures made throughout 2017 by those companies and other relevant data, and performed an internal update of the data used in 2017.

The following table sets forth the fees paid to Radford in 2017 and 2016:

	Twelve months ended December 31, 2017	Twelve months ended December 31, 2016
Executive and Director Compensation - Related Fees	$25,484	$—
All Other Fees(1)	—	2,500

(1)	These fees were for an update to compensation information for non-executive employees.

Annual Compensation Review Process

After the end of each calendar year, we evaluate each executive’s performance for the completed year. Our Chief Executive Officer, with respect to each executive other than himself, prepares a written evaluation based on his evaluation of the executives and input from others within the Corporation. Our Chief Executive Officer also prepares his own self-assessment. This process leads to a recommendation by our Chief Executive Officer to our Compensation Committee with respect to each executive officer, including himself, as to:

•	the achievement of stated corporate and individual performance goals;
•	the level of contributions made to the general management and guidance of the Corporation;
•	the need for salary increases and the amount of salary increases;
•	the amount of bonuses to be paid; and
•	whether or not stock option awards should be made and a recommended number of stock options to be granted.

These recommendations are reviewed by our Compensation Committee and are taken into account when it makes a final determination on all such matters.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;
•	annual performance-based cash bonuses;
•	equity incentive awards;
•	broad-based health benefits; and
•	severance and change of control benefits.

We do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our Compensation Committee, after reviewing information provided by Radford and other relevant data, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Corporation and our shareholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to incent and reward superior performance based on specific annual goals. To further focus our executives on longer-term performance and the creation of shareholder value, we rely upon equity-based awards that vest over a meaningful period of time. In addition, we provide our executives with benefits that are generally available to our salaried employees and severance benefits to incentivize them to continue to strive to achieve shareholder value in connection with change of control situations.

Base salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our executive officers are typically established through arm’s length negotiation at the time the executive is hired, taking into account the position for which the executive is being considered and the executive’s qualifications, prior experience and prior salary. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

However, on an annual basis, our Compensation Committee reviews and evaluates, with input from our Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the executive’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with other companies. No formulaic base salary increases are provided to our executive officers, and we do not target the base salaries of our executive officers at a specified compensation level within our peer group or other market benchmark. All of our executive officer’s base salaries are benchmarked to the U.S. dollar, with Canadian resident executive officers paid in Canadian dollars and U.S. resident executive officers paid in U.S. dollars.

Please refer to the sections of this Circular entitled “— Summary Compensation Table” and “— Executive Employment Arrangements” for a listing of the base salaries of each of our named executive officers.

Annual Performance-Based Cash Bonuses

We have designed our annual performance-based cash bonus program to emphasize pay-for-performance and to reward our executive officers for (1) the achievement of specified annual corporate objectives and (2) the achievement of specified annual individual performance objectives for certain executives. Each executive officer is eligible to receive an annual performance-based cash bonus, which we refer to as an annual cash bonus, in an amount up to a fixed percentage of his base salary, or bonus percentage.

The annual corporate objectives component of the annual cash bonus focuses on the achievement of specific research, clinical, regulatory, operational and financial milestones, with a focus on the advancement of our product candidates in preclinical and clinical development, the pursuit of various internal initiatives and ensuring the adequate funding of the Corporation. The corporate objectives are proposed by senior management each year in our annual operating plan that is reviewed and approved, following consultation with the non-management directors, by our Compensation Committee, with such modifications as the Compensation Committee deems appropriate. In determining whether the corporate objectives for each year have been met, our Compensation Committee takes into consideration the percentage achievement of each specific corporate objective, including in circumstances where achievement of the particular goal was exceeded, as well as any additional objectives that were not contemplated when the corporate objectives were initially determined.

The annual individual performance objectives component of the annual cash bonus focuses on contributions made by each individual executive officer within their respective areas of responsibility that facilitate the achievement of our corporate objectives.

Our Compensation Committee has the authority to shift both corporate and individual goals to subsequent fiscal years and eliminate them from the current year’s bonus calculation if it determines that circumstances that were beyond the control of the executive were the primary cause of a goal being unattainable. The corporate and individual objectives are designed to require significant effort and operational success on the part of our executives and the Corporation, but also to be achievable with hard work and dedication.

Please see the section of this Circular entitled “Non-Equity Incentive Plan Compensation & Bonuses” for a summary of the bonus payments made to each executive officer.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not currently have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Because our executives profit from stock options only if the price per share of our Common Shares increases relative to the stock option’s exercise price, we believe that stock options provide meaningful incentives to our executives to achieve increases in the value of our Common Shares over time. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period.

We use stock options to compensate our executive officers both in the form of initial grants in connection with the commencement of employment and generally on an annual basis thereafter. Our Compensation Committee may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management. Typically, one quarter of the stock options that we grant to our executive officers vest on the one-year anniversary of grant, with the remaining three-quarters of the stock options vesting in equal monthly installments over the next three years. Vesting and exercise rights cease shortly after termination of employment, except in the case of mutual agreement, death or disability. Prior to the exercise of a stock option, the holder has no rights as a shareholder with respect to the Common Shares subject to such stock option, including voting rights or the right to receive dividends or dividend equivalents.

The exercise price of all stock options granted since the closing of our initial public offering on November 10, 2014 (the “IPO”) is equal to the fair market value of our Common Shares on the date of grant, which generally is determined by reference to the closing market price of our Common Shares on the date of grant. It is our intention to grant equity awards on, at minimum, an annual basis.

In determining the size of the annual stock option grants to our executive officers, our Compensation Committee considers recommendations developed by Radford, including information regarding comparative stock ownership of and equity grants received by the executives in our peer group and our industry. In addition, our Compensation Committee considers our corporate performance, the potential for enhancing the creation of value for our shareholders, the amount of equity previously awarded to the executives and the vesting of such awards.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance, long term disability insurance, paramedical coverage and contributions equivalent to 5% of base salary intended for retirement savings. All of our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Certain of our executive officers are also entitled to supplemental long-term disability insurance, life insurance and critical illness insurance coverage that is not available to our other employees of the Corporation. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. Our Compensation Committee in its discretion may revise, amend or add to the executive officer’s benefits and perquisites if it deems it advisable.

In particular circumstances, we sometimes award cash signing bonuses when executive officers first join us or cash bonuses in connection with the achievement of major corporate objectives. Such cash signing bonuses typically must be repaid in full if the executive officer voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join the Corporation in a position where there is high market demand. Cash bonuses made outside of our annual performance-based cash bonus program are sometimes awarded in connection with the achievement of major corporate objectives.

Severance and Change of Control Benefits

Pursuant to employment agreements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances. Please refer to the section of this Circular entitled “— Executive Employment Arrangements — Termination Benefits” for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to executive officers under various termination circumstances under the section of this Circular entitled “— Potential Payments Upon Termination or Change of Control” below.

We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change of control benefits are generally in-line with severance packages offered to executives of the companies in our peer group.

Risk Considerations in Our Compensation Program

Our Compensation Committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across the Corporation. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on the Corporation. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives, including the following:

•

annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

•	the mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and
•	stock option awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Limits on Hedging and Pledging

As part of our insider trading policy, all employees, including executive officers, and members of our Board are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Corporation’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Corporation securities. Stock options, share appreciation rights, other securities issued pursuant to Corporation benefit plans or other compensatory arrangements with the Corporation, and broad-based index options, futures or baskets are not subject to this prohibition. Our insider trading policy also prohibits certain types of pledges of our securities by certain of our employees, including executive officers, and members of our Board, specifically holding our securities in margin accounts or pledging our securities as collateral for a loan.

Performance Graph

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing of Xenon Pharmaceuticals Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The following graph illustrates a comparison of the cumulative total shareholder return on our Common Shares from November 5, 2014, which is the date our Common Shares commenced trading on the NASDAQ, through December 31, 2017, to two indices: the NASDAQ Composite Index and the NASDAQ Biotechnology Index. The graph assumes an initial investment of $100 on November 5, 2014, and that any dividends were reinvested. This comparison is not intended to forecast or be indicative of possible future performance of our Common Shares.

As outlined in the section of this Circular entitled “Discussion of Executive Compensation Practices,” the Compensation Committee evaluates the annual corporate objectives and provides bonuses and grants stock options based on performance against these objectives. The movement in the price of our Common Shares as compared to other indices is not considered wholly representative of the actions that our compensation program is designed to reward.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary(1)	Non-equity Incentive Plan(1)(4)	Option Awards(3)	Bonus(1)		All Other Compensation(1)		Total
Simon N. Pimstone	2017	$399,052	$119,716	$922,185	$—		$28,245	(5)	$1,469,198
Chief Executive Officer	2016	326,259	114,191	250,988	—		25,527	(5)	716,965
	2015	328,915	105,203	1,338,228	—		24,748	(5)	1,797,094
Ian C. Mortimer	2017	311,537	74,769	537,329	—		21,135	(6)	944,770
President, Chief Financial Officer	2016	261,353	73,179	200,790	—		19,492	(6)	554,814
and Corporate Secretary	2015	256,166	65,511	784,287	—		18,209	(6)	1,124,173
Y. Paul Goldberg	2017	278,367	58,457	201,176	—		20,683	(7)	558,683
Senior Vice President, Clinical Development	2016	239,781	56,229	100,395	—		20,387	(7)	416,792
	2015	242,082	54,123	494,392	1,920	(8)	13,920	(7)	806,437
Robin P. Sherrington	2017	272,815	57,291	201,176	—		21,560	(10)	552,842
Executive Vice President, Business	2016	239,271	58,622	100,395	—		20,813	(10)	419,101
& Corporate Development(9)	2015	232,479	51,988	494,392	—		19,536	(10)	798,395
James R. Empfield	2017	249,716	59,932	221,572	—		13,780	(11)	545,000
Senior Vice President, Drug Discovery of	2016	215,903	60,236	181,220	50,000	(12)	23,724	(11)	531,083
Xenon Pharmaceuticals USA Inc.(2)(9)

(1)

Except for Dr. Empfield and as otherwise indicated, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table. For 2017, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7708 which was the average Bank of Canada foreign exchange rate for the 2017 fiscal year. For 2016, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7548 which was the average Bank of Canada foreign exchange rate for the 2016 fiscal year. For 2015, the U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7834 which was the average Bank of Canada foreign exchange rate for the 2015 fiscal year.

(2)

Dr. Empfield joined the Corporation as the Senior Vice President, Drug Discovery in February 2016. Compensation amounts, except amounts in the column titled “Option Awards”, reflect the actual U.S. dollar amounts paid to Dr. Empfield.

(3)

Represents the aggregate grant date fair value of stock options granted. These amounts have been computed in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K and the critical accounting policy discussions in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies and Significant Judgments and Estimates — Stock-based compensation.”

(4)

The amount represents payments earned in 2017, 2016 and 2015 under the 2017, 2016 and 2015 Non-Equity Incentive Plan, which were paid in March 2018, March 2017 and March 2016, respectively, as discussed under the sections of this Circular entitled “Non-Equity Incentive Plan Compensation and Bonuses — 2017 Non-Equity Incentive Plan Payments,” “Non-Equity Incentive Plan Compensation and Bonuses — 2016 Non-Equity Incentive Plan Payments” and “Non-Equity Incentive Plan Compensation and Bonuses — 2015 Non-Equity Incentive Plan Payments”. Dr. Empfield’s 2016 payment was pro-rated to reflect the commencement of his employment with the Corporation in February 2016.

(5)

Of the total amount for 2017, (i) $476 represents life insurance premiums through our group extended benefit plan, (ii) $1,387 represents provincial health care premiums, (iii) $6,428 represents other insurance premiums and (iv) $19,954 represents contributions intended for retirement savings. Of the total amount for 2016, (i) $462 represents life insurance premiums through our group extended benefit plan, (ii) $1,359 represents provincial health care premiums, (iii) $7,394 represents other insurance premiums, and (iv) $16,313 represents contributions intended for retirement savings. Of the total amount for 2015, (i) $432 represents life insurance premiums through our group extended benefit plan, (ii) $1,354 represents provincial health care premiums, (iii) $6,524 represents other insurance premiums and (iv) $16,438 represents contributions intended for retirement savings.

(6)

Of the total amount for 2017, (i) $476 represents life insurance premiums through our group extended benefit plan, (ii) $1,387 represents provincial health care premiums, (iii) $3,579 represents other insurance premiums, (iv) $15,577 represents contributions intended for retirement savings and (v) $116 represents a tenure award. Of the total amount for 2016, (i) $462 represents life insurance premiums through our group extended benefit plan, (ii) $1,359 represents provincial health care premiums, (iii) $4,604 represents other insurance premiums and (iv) $13,068 represents contributions intended for retirement savings. Of the total amount for 2015, (i) $432 represents life insurance premiums through our group extended benefit plan, (ii) $1,354 represents provincial health care premiums, (iii) $3,628 represents other insurance premiums and (iv) $12,795 represents contributions intended for retirement savings.

(7)

Of the total amount for 2017, (i) $476 represents life insurance premiums through our group extended benefit plan, (ii) $694 represents provincial health care premiums (iii) $5,595 represents other insurance premiums and (iv) $13,918 represents contributions intended for retirement savings. Of the total amount for 2016, (i) $462 represents life insurance premiums through our group extended benefit plan, (ii) $1,359 represents provincial health care premiums, (iii) $6,578 represents other insurance premiums and (iv) $11,989 represents contributions intended for retirement savings. Of the total amount for 2015, (i) $432 represents life insurance premiums through our group extended benefit plan, (ii) $1,354 represents provincial health care premiums, (iii) $53 represents other insurance premiums and (iv) $12,081 represents contributions intended for retirement savings.

(8)	This amount represents a discretionary bonus paid in 2015 to Dr. Goldberg in recognition of his efforts related to our IPO.
(9)

Disclosure of compensation arrangements for Drs. Sherrington and Empfield have been provided to comply with, among other regulations, National Instrument 51-102 – Continuous Disclosure Obligations. For reference purposes only, Drs. Sherrington and Empfield are included in the definition of “named executive officers” used throughout this Circular; however, neither of Drs. Sherrington and Empfield shall be considered a “named executive officer” for purposes of Item 402 of Regulation S-K promulgated by the SEC or any future disclosure requirements regarding “named executive officers” including, without limitation, disclosure required by Form 8-K.

(10)

Of the total amount for 2017, (i) $476 represents life insurance premiums through our group extended benefit plan, (ii) $1,387 represents provincial health care premiums, (iii) $6,056 represents other insurance premiums and (iv) $13,641 represents contributions intended for retirement savings. Of the total amount for 2016, (i) $462 represents life insurance premiums through our group extended benefit plan, (ii) $1,359 represents provincial health care premiums, (iii) $7,029 represents other insurance premiums and (iv) $11,964 represents contributions intended for retirement savings. Of the total amount for 2015, (i) $432 represents life insurance premiums through our group extended benefit plan, (ii) $1,354 represents provincial health care premiums, (iii) $6,146 represents other insurance premiums and (iv) $11,604 represents contributions intended for retirement savings.

(11)

Of the total amount for 2017, (i) $1,087 represents life insurance premiums through our group extended benefit plan, (ii) $12,486 represents contributions intended for retirement savings and (iii) $207 represents reimbursement of travel expenses. Of the total amount for 2016, (i) $12,918 represents reimbursement of COBRA health care premiums and (ii) $10,806 represents contributions intended for retirement savings.

(12)	The 2016 bonus represents an amount paid in 2016 upon execution of Dr. Empfield’s employment agreement.

Non-Equity Incentive Plan Compensation & Bonuses

2017 Non-Equity Incentive Plan Payments

Our 2017 Non-Equity Incentive Plan provides our named executive officers with an opportunity for an annual incentive compensation payment upon consideration of achievement of our corporate objectives. The target awards are set based on a percentage of the executive’s base salary. Please refer to the sections of this Circular entitled “— Summary Compensation Table” and “— Executive Employment Arrangements” for more detail.

Our 2017 corporate-level goals included: achievement of the TV-45070 project goals in our Teva partnership, including the top-line readout from the ongoing Phase 2b clinical trial; continued execution on our Genentech Nav1.7 collaboration, including the initiation of a Phase 2 clinical trial; continued progress with our XEN801 program, including the top-line readout from a Phase 2 clinical trial in moderate to severe acne; continued progress within our XEN901 Nav1.6 program, which is focused on rare, severe childhood epilepsy disorders, including the filing of an Investigational New Drug Application; advancement of our next discovery program into late stage lead optimization; identification of our next target for discovery; execution against our capital markets plan; and managing to budget.

Our Compensation Committee considered all of the information available to it at the time and determined that we achieved 60% of our 2017 corporate-level goals. As a result, 60% of each named executive’s bonus eligibility was earned for achievement of objectives during fiscal 2017.

For 2017, the target incentive amounts and the aggregate annual payments earned by our named executive officers under our 2017 Non-Equity Incentive Plan were the following:

Named Executive Officer	Target Award Opportunity(1)		% Achievement	Actual Award Amount
Simon N. Pimstone	$199,526		60%	$119,716
Ian C. Mortimer	124,615		60	74,769
Y. Paul Goldberg	97,429		60	58,457
Robin P. Sherrington	95,485		60	57,291
James R. Empfield	99,886	(2)	60	59,932	(2)

(1)

Except for Dr. Empfield and as otherwise indicated, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7708 which was the average Bank of Canada foreign exchange rate for the 2017 fiscal year.

(2)

Dr. Empfield’s compensation amounts were denominated in U.S. dollars pursuant to his amended and restated offer letter agreement with Xenon Pharmaceuticals USA Inc. The compensation amount in the column titled “Actual Award Amount” reflects the actual U.S. dollar amount paid to Dr. Empfield.

Our 2018 corporate-level objectives include: achievement of clinical stage goals to initiate one Phase 2 clinical trial and achieve a positive read-out of at least one Phase 1 clinical trial within our epilepsy programs; a regulatory goal to complete one regulatory filing by year end to initiate a Phase 2 clinical trial in addition to the clinical stage goal; a discovery stage goal to achieve two of the following three objectives: deliver one development track candidate to initiate formal toxicology studies; deliver one lead optimization program and/or deliver one lead identification program; execution against our capital markets plan; and managing to budget.

2016 Non-Equity Incentive Plan Payments

Our 2016 Non-Equity Incentive Plan provides our named executive officers with an opportunity for an annual incentive compensation payment upon consideration of achievement of our corporate and individual objectives. The target awards are set based on a percentage of the executive’s base salary. Please refer to the sections of this Circular entitled “— Summary Compensation Table” and “— Executive Employment Arrangements” for more detail. The annual non-equity incentive payments are then calculated by weighting corporate goal attainment and individual goal attainment for each named executive officer. For 2016, the corporate and individual weighting was 100% corporate for Dr. Pimstone, Mr. Mortimer and Dr. Sherrington and 75% corporate and 25% individual for Drs. Empfield and Goldberg.

Our 2016 corporate-level goals included: achievement of the TV-45070 project goals in our Teva partnership; continued execution on our Genentech Nav1.7 collaboration, including the initiation of a Phase 2 clinical trial; continued progress with our

XEN801 program, including completion of a Phase 2 proof-of-concept trial in moderate to severe acne; selection of a development track candidate from our Nav1.6 program, which is focused on rare, severe childhood epilepsy disorders, to prepare for an Investigational New Drug Application filing in the first half of 2017; advancement of our next discovery program into late stage lead optimization; identification of our next target for discovery; continued progress in our genetics collaboration with Genentech; execution against our capital markets plan; and managing to budget.

Our Compensation Committee considered all of the information available to it at the time and determined that we achieved 70% of our 2016 corporate-level goals. In addition, our Compensation Committee determined that Drs. Empfield and Goldberg achieved 75% and 58% of their individual objectives, respectively. As a result, 70% of each named executive’s bonus eligibility, with the exception of Drs. Empfield and Goldberg who earned 71% and 67%, respectively, was earned for achievement of objectives during fiscal 2016.

For 2016, the target incentive amounts and the aggregate annual payments earned by our named executive officers under our 2016 Non-Equity Incentive Plan were the following:

Named Executive Officer	Target Award Opportunity(1)		% Achievement	Actual Award Amount
Simon N. Pimstone	$163,130		70%	$114,191
Ian C. Mortimer	104,541		70	73,179
Y. Paul Goldberg	83,923		67	56,229
Robin P. Sherrington	83,745		70	58,622
James R. Empfield(2)	84,541	(3)	71	60,236	(3)

(1)

Except for Dr. Empfield and as otherwise indicated, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7548 which was the average Bank of Canada foreign exchange rate for the 2016 fiscal year.

(2)	Dr. Empfield’s payment was pro-rated to reflect the commencement of his employment in February 2016.

(3)

Dr. Empfield’s compensation amounts were denominated in Canadian dollars pursuant to his original offer of employment with Xenon Pharmaceuticals Inc. and have been converted to U.S. dollars using a foreign exchange rate of 0.7474, the closing Bank of Canada foreign exchange rate on March 24, 2017. The compensation amount in the column titled “Actual Award Amount” reflects the actual U.S. dollar amount paid to Dr. Empfield.

2015 Non-Equity Incentive Plan Payments

Our 2015 Non-Equity Incentive Plan provides our named executive officers with an opportunity for an annual incentive compensation payment upon consideration of achievement of our corporate and individual objectives. The target awards are set based on a percentage of the executive’s base salary. Please refer to the sections of this Circular entitled “— Summary Compensation Table” and “— Executive Employment Arrangements” for more detail. The annual non-equity incentive payments are then calculated by weighting corporate goal attainment and individual goal attainment for each named executive officer. For 2015, the corporate and individual weighting was 100% corporate for Dr. Pimstone, Mr. Mortimer and Dr. Sherrington and 75% corporate and 25% individual for Drs. Goldberg and Cohen.

Our 2015 corporate-level goals included: achievement of the TV-45070 project goals in our Teva partnership; continued execution on our Genentech collaboration; initiation of a Phase 2 proof-of-concept trial for XEN801; continued progress towards the selection of a development track candidate from our Nav1.6 Dravet Syndrome program focused on rare, severe childhood epilepsy disorders; identifying our next ion channel program for discovery; continued progress in genetics target discovery both internally and with Genentech; execution against our capital markets plan; and managing to budget.

Our Compensation Committee considered all of the information available to it at the time and determined that we achieved 64% of our 2015 corporate-level goals. In addition, our Compensation Committee determined that Drs. Goldberg and Cohen achieved 64% and 85% of their individual objectives, respectively. As a result, 64% of each named executive’s bonus eligibility, with the exception of Dr. Cohen who earned 69%, was earned for achievement of objectives during fiscal 2015.

For 2015, the target incentive amounts and the aggregate annual payments earned by our named executive officers under our 2015 Non-Equity Incentive Plan were the following:

Named Executive Officer	Target Award Opportunity(1)	% Achievement	Actual Award Amount
Simon N. Pimstone	$164,379	64%	$105,203
Ian C. Mortimer	102,361	64	65,511
Y. Paul Goldberg	84,566	64	54,123
Robin P. Sherrington	81,232	64	51,988
Charles J. Cohen	70,997	69	49,165

(1)

Except as otherwise indicated, compensation amounts were paid in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate used for such conversion was 0.7834 which was the average Bank of Canada foreign exchange rate for the 2015 fiscal year.

Discretionary Bonuses

Our Board may, in certain circumstances, authorize the payment of discretionary bonuses to our executive officers and other employees. For 2015, Dr. Goldberg was awarded a discretionary bonus by our Board in recognition of his efforts related to our IPO. No discretionary bonuses were awarded in 2016 and 2017.

Executive Employment Arrangements

Dr. Simon N. Pimstone

We entered into an offer letter agreement on October 3, 2014, with Dr. Pimstone, our Chief Executive Officer since March 2018, who previously served as our President and Chief Executive Officer between January 2003 and March 2018. The offer letter agreement is for an indefinite term. Dr. Pimstone’s annual base salary for 2017 was CAD$517,712, and he is eligible for an annual incentive payment up to 50% of his base salary, subject to achievement of performance metrics. Effective January 1, 2018, Dr. Pimstone’s base salary was increased to CAD$518,786 and his annual incentive payment eligibility has not changed. Dr. Pimstone’s salary increase was based on a number of factors, including an analysis of our updated peer group. As our peer group is benchmarked to the U.S. dollar, Dr. Pimstone’s base salary was converted at a current foreign exchange rate to arrive at his Canadian dollar base salary. Dr. Pimstone has also entered into an employee non-disclosure, non-solicitation and non-competition agreement that deals with confidentiality and the ownership of intellectual property developments. Additionally, the offer letter agreement provides for severance benefits if Dr. Pimstone is terminated without cause or resigns for good reason in connection with a change of control. For details regarding our current obligations under such circumstances, please see the section of this Circular entitled “Termination Benefits” below.

Mr. Ian C. Mortimer

We entered into an offer letter agreement on October 3, 2014, with Mr. Mortimer, our President and Chief Financial Officer since March 2018 and Corporate Secretary since June 2015, who previously served as our Chief Financial Officer and Chief Operating Officer since March 2015 and as our Chief Financial Officer since October 2013. The offer letter agreement is for an indefinite term. Mr. Mortimer’s annual base salary for 2017 was CAD$404,174, and he was eligible for an annual incentive payment up to 40% of his base salary, subject to achievement of performance metrics. Effective January 1, 2018, Mr. Mortimer’s base salary was increased to CAD$443,585 and his annual incentive payment eligibility was increased up to 45% of his base salary. Mr. Mortimer’s salary increase was based on a number of factors, including an analysis of our updated peer group. As our peer group is benchmarked to the U.S. dollar, Mr. Mortimer’s base salary was converted at a current foreign exchange rate to arrive at his Canadian dollar base salary. Mr. Mortimer has also entered into an employee non-disclosure, non-solicitation and non-competition agreement that deals with confidentiality and the ownership of intellectual property developments. Additionally, the offer letter agreement provides for severance benefits if Mr. Mortimer is terminated without cause or resigns for good reason in connection with a change of control. For details regarding our current obligations to Mr. Mortimer under such circumstances, please see the section of this Circular entitled “Termination Benefits” below.

Dr. Y. Paul Goldberg

We entered into an offer letter agreement on October 3, 2014, with Dr. Goldberg, our Senior Vice President, Clinical Development. The offer letter agreement is for an indefinite term. Dr. Goldberg’s annual base salary for 2017 was CAD$361,141, and he was eligible for an annual incentive payment up to 35% of his base salary, subject to achievement of performance metrics. Effective January 1, 2018, Dr. Goldberg’s base salary will be CAD$344,657 and he is not eligible for an annual incentive payment as he has tendered his resignation effective June 2, 2018. As our peer group is benchmarked to the U.S. dollar, Dr. Goldberg’s base salary was converted at a current foreign exchange rate to arrive at his Canadian dollar base salary and the applicable foreign exchange rate explains Dr. Goldberg’s salary decrease. Dr. Goldberg has also entered into an employee non-disclosure, non-solicitation and non-competition agreement that deals with confidentiality and the ownership of intellectual property developments. Additionally, the offer letter agreement provides for severance benefits if Dr. Goldberg is terminated without cause or resigns for good reason in connection with a change of control. For details regarding our current obligations under such circumstances, please see the section of this Circular entitled “Termination Benefits” below.

Dr. Robin P. Sherrington

We entered into an offer letter agreement on October 3, 2014, with Dr. Sherrington, our Executive Vice President, Business & Corporate Development since March 2018, who previously served as our Senior Vice President, Business & Corporate Development since February 2012. The offer letter agreement is for an indefinite term. Dr. Sherrington’s annual base salary for 2017 was CAD$353,937, and he is eligible for an annual incentive payment up to 35% of his base salary, subject to achievement of performance metrics. Effective January 1, 2018, Dr. Sherrington’s base salary was increased to CAD$371,561 and his annual incentive payment eligibility was increased up to 40% of his base salary. Dr. Sherrington’s salary increase was based on a number of factors, including an analysis of our updated peer group. As our peer group is benchmarked to the U.S. dollar, Dr. Sherrington’s base salary was converted at a current foreign exchange rate to arrive at his Canadian dollar base salary. Dr. Sherrington has also entered into an employee non-disclosure, non-solicitation and non-competition agreement that deals with confidentiality and the ownership of intellectual property developments. Additionally, the offer letter agreement provides for severance benefits if Dr. Sherrington is terminated without cause or resigns for good reason in connection with a change of control. For details regarding our current obligations under such circumstances, please see the section of this Circular entitled “Termination Benefits” below.

Dr. James R. Empfield

We entered into an offer letter agreement on February 5, 2016, with Dr. Empfield, our Senior Vice President, Drug Discovery. On March 7, 2017, Dr. Empfield entered into an amended and restated offer letter agreement with our wholly-owned subsidiary, Xenon Pharmaceuticals USA Inc., which was retroactively effective to January 1, 2017. The amended and restated offer letter agreement is for an indefinite term. Dr. Empfield’s annual base salary for 2017 was USD$249,716, and he was eligible for an annual incentive payment up to 40% of his base salary, subject to achievement of performance metrics. Effective January 1, 2018, Dr. Empfield’s base salary was increased to USD$262,202 and his annual incentive payment eligibility has not changed. Dr. Empfield’s salary adjustment was based on a number of factors, including an analysis of our updated peer group which is benchmarked to the U.S. dollar. Dr. Empfield has also entered into a confidentiality agreement that deals with confidentiality and the ownership of intellectual property developments. Additionally, the amended and restated offer letter agreement provides for severance benefits if Dr. Empfield is terminated without cause or resigns for good reason in connection with a change of control. For details regarding our current obligations under such circumstances, please see the section of this Circular entitled “Termination Benefits” below.

Termination Benefits

Our offer letter agreements with each of Dr. Pimstone, Mr. Mortimer, and Drs. Goldberg, Sherrington and Empfield provide that we may terminate the applicable executive’s employment without cause upon providing the executive with working notice of termination, a lump sum payment of base salary in lieu of such notice in the amount of 12 months plus one additional month for every one year of consecutive service with us, up to a combined maximum of 18 months (the “Payment Period”), or an equivalent combination of working notice and such payment. If we provide the executive with any base salary payment in lieu of notice, we will (i) arrange for continued coverage for the executive under our group benefits insurance until the Payment Period ends or the executive commences full-time employment, subject to the applicable insurer’s terms of coverage (and if the insurer does not continue coverage, pay the executive an amount equal to what the monthly premiums for such continued coverage would have cost), (ii) pay the executive a pro-rated portion of his Average Bonus (as defined below), (iii) pay the executive the contributions equivalent to 5% of base salary intended for retirement savings that we would have paid on his behalf for the balance of the Payment Period, (iv) provide for stock options granted under our Stock Option Plan (as defined below) to continue to vest during the Payment Period and remain exercisable for three months following the end of the Payment Period, and (v) provide for stock options and other deferred compensation granted under our 2014 Equity Incentive Plan (as defined below) or any subsequent incentive compensation plan to continue to vest for three months following the date the executive’s employment terminates and remain exercisable for up to six months following termination of employment. “Average Bonus” means an amount that is (i) the sum of the annual bonus awards (expressed as a percentage of the applicable year’s base salary) that the executive earned in each of the three completed calendar years preceding the date the executive’s employment terminates, divided by (ii) three, and multiplied by (iii) the executive’s base salary at the time his employment terminates. If the executive’s employment is terminated after an event constituting grounds for Good Reason (as such term is defined in the executives’ offer letter agreement) occurs either (1) prior to but in connection with a Change of Control (as such terms are defined in the offer letter agreement) or (2) within 12 months after a Change of Control, we will (i) pay the executive his base salary for the Payment Period, (ii) pay the executive a pro-rated portion of his Average Bonus, (iii) arrange for continued coverage for the executive under our group benefits insurance until the Payment Period ends or the executive commences full-time employment, subject to the applicable insurer’s terms of coverage (and if the insurer does not continue coverage, pay the executive an amount equal to what the monthly premiums for such continued coverage would have cost), (iv) pay the executive any unpaid contributions equivalent to 5% of base salary intended for retirement savings for the period leading up to the termination of employment and the contributions equivalent to 5% of base salary intended for retirement savings that we would have paid during the Payment Period, (v) fully accelerate the vesting of all of the executive’s unvested stock options and other deferred compensation awards, and (vi) provide for the continued exercisability of the executive’s stock options and other deferred compensation awards for (A) 90 days from the end of the Payment Period for such stock options and awards granted under our Stock Option Plan or (B) the longer of the period stipulated in the applicable plan or grant and six months from the termination of the executive’s employment for such stock options and awards granted under our 2014 Equity Incentive Plan or any subsequent deferred compensation plan.

Our named executive officers are not entitled to additional benefits upon a Change of Control, except for the potential vesting acceleration of their stock options in accordance with the terms of the Stock Option Plan or the 2014 Equity Incentive Plan, as applicable. For a description of such benefits, see the section of this Circular entitled “Outstanding Equity Awards of Fiscal Year-End.”

Potential Payments Upon Termination or Change of Control

The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2017, would have received if the named executive officer’s employment had terminated as of December 31, 2017, under the circumstances set forth below.

	Termination Without Cause(1)
Name	Cash Payment(2)	Value of Benefits(3)
Simon N. Pimstone	$810,893	$18,211
Ian C. Mortimer	551,550	11,843
Y. Paul Goldberg	530,968	15,913
Robin P. Sherrington	521,364	17,166
James R. Empfield	307,775	44,898

(1)

The information in this table has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC. Except for Dr. Empfield or as otherwise indicated, potential payments are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate for such conversion was 0.7971 which was the closing Bank of Canada foreign exchange rate on December 29, 2017.

(2)

The cash payment includes (i) 18 months base salary for Drs. Pimstone, Goldberg, and Sherrington, 16 months base salary for Mr. Mortimer and 13 months base salary for Dr. Empfield (“Payment Period”); (ii) pro-rated portion of Average Bonus for 2017; and (iii) employer portion of contributions equivalent to 5% of base salary intended for retirement savings over Payment Period.

(3)	Value of benefits include group insurance premiums, provincial healthcare premiums, where applicable, and other insurance premiums over the Payment Period.
	Termination For Good Reason Prior to a Change of Control or Within 12 Months Following a Change of Control(1)
Name	Cash Payment(2)	Value of Stock Options with Accelerated Vesting(3)	Value of Benefits(4)
Simon N. Pimstone	$810,893	$—	$18,211
Ian C. Mortimer	551,550	—	11,843
Y. Paul Goldberg	530,968	—	15,913
Robin P. Sherrington	521,364	—	17,166
James R. Empfield	307,775	—	44,898

(1)

The information in this table has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC. Except as otherwise indicated, potential payments are denominated in Canadian dollars and have been converted to U.S. dollars for purposes of the table. The U.S. dollar per Canadian dollar exchange rate for such conversion was 0.7971 which was the closing Bank of Canada foreign exchange rate on December 29, 2017.

(2)

The cash payment includes (i) 18 months base salary for Drs. Pimstone, Goldberg and Sherrington, 16 months base salary for Mr. Mortimer and 13 months base salary for Dr. Empfield (“Payment Period”); (ii) pro-rated portion of Average Bonus for 2017; and (iii) employer portion of contributions equivalent to 5% of base salary intended for retirement savings over the Payment Period.

(3)

The value of stock options with accelerated vesting represents the value of unvested stock options, calculated by multiplying the number of Common Shares subject to the accelerated portion of the stock option by the amount (if any) by which $2.825, the closing market price of our Common Shares on December 29, 2017, exceeds the exercise price of such stock option. Stock options in Canadian dollars were converted to U.S. dollars using the closing Bank of Canada foreign exchange rate on December 29, 2017.

(4)	Value of benefits include group insurance premiums, provincial healthcare premiums, where applicable, and other insurance premiums over the Payment Period.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning all equity awards held by our named executive officers at December 31, 2017.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Vesting Commencement Date	Exercisable		Unexercisable		Option Exercise Price ($/share)		Value of Unexercised In-The-Money Options(1)	Option Expiration Date
Simon N. Pimstone	01/01/2008	10,288	(2)	—		CAD$	3.74	—	03/16/2018
	06/27/2008	36,008	(4)	—		CAD$	3.74	—	06/26/2018
	01/01/2009	9,259	(2)	—		CAD$	3.74	—	12/31/2018
	09/01/2009	12,345	(2)	—		CAD$	3.74	—	08/31/2019
	01/01/2010	6,172	(2)	—		CAD$	3.74	—	12/31/2019
	01/01/2011	22,633	(2)	—		CAD$	3.74	—	12/31/2020
	01/01/2012	10,288	(2)	—		CAD$	3.74	—	12/31/2021
	01/01/2012	20,576	(2)	—		CAD$	3.74	—	12/31/2021
	01/01/2013	41,152	(2)	—		CAD$	2.67	28,672	12/31/2022
	03/10/2013	30,864	(2)	—		CAD$	2.67	21,504	03/09/2023
	01/01/2014	14,403	(2)	—		CAD$	10.78	—	01/13/2024
	01/14/2014	15,432	(2)	—		CAD$	10.78	—	01/13/2024
	01/01/2015	71,250	(2)	23,750	(2)	USD$	17.76	—	03/16/2025
	12/18/2015	20,833	(2)	19,167	(2)	USD$	7.69	—	12/17/2025
	01/01/2016	25,000	(2)	25,000	(2)	USD$	7.49	—	03/10/2026
	01/01/2017	—		140,000	(2)	USD$	8.40	—	03/12/2027
	10/23/2017	—		11,000	(2)	USD$	3.10	—	10/22/2027
Ian C. Mortimer	08/01/2013	42,592	(2)	—		CAD$	9.76	—	07/31/2023
	01/01/2014	6,172	(2)	—		CAD$	10.78	—	01/13/2024
	01/14/2014	20,576	(2)	—		CAD$	10.78	—	01/13/2024
	01/01/2015	41,250	(2)	13,750	(2)	USD$	17.76	—	03/16/2025
	12/18/2015	13,020	(2)	11,980	(2)	USD$	7.69	—	12/17/2025
	01/01/2016	20,000	(2)	20,000	(2)	USD$	7.49	—	03/10/2026
	01/01/2017	—		75,000	(2)	USD$	8.40	—	03/12/2027
	10/23/2017	—		25,000	(2)	USD$	3.10	—	10/22/2027
Y. Paul Goldberg	12/02/2010	1,000	(3)	—		CAD$	3.74	—	12/01/2020
	01/01/2011	24,691	(2)	—		CAD$	3.74	—	12/31/2020
	01/01/2011	8,230	(3)	—		CAD$	3.74	—	12/31/2020
	01/01/2012	2,057	(3)	—		CAD$	3.74	—	12/31/2021
	01/01/2012	2,057	(2)	—		CAD$	3.74	—	12/31/2021
	01/01/2013	243	(3)	—		CAD$	2.67	169	12/31/2022
	01/01/2013	4,372	(2)	—		CAD$	2.67	3,046	12/31/2022
	01/01/2014	7,201	(2)	—		CAD$	10.78	—	01/13/2024
	01/14/2014	1,234	(3)	—		CAD$	10.78	—	01/13/2024
	01/01/2015	26,250	(2)	8,750	(2)	USD$	17.76	—	03/16/2025
	12/18/2015	7,812	(2)	7,188	(2)	USD$	7.69	—	12/17/2025
	01/01/2016	10,000	(2)	10,000	(2)	USD$	7.49	—	03/10/2026
	01/01/2017	—		27,500	(2)	USD$	8.40	—	03/12/2027
	10/23/2017	—		11,000	(2)	USD$	3.10	—	10/22/2027
Robin P. Sherrington	01/01/2008	3,086	(2)	—		CAD$	3.74	—	03/16/2018
	01/01/2009	6,172	(2)	—		CAD$	3.74	—	12/31/2018
	01/01/2010	8,230	(2)	—		CAD$	3.74	—	12/31/2019
	01/01/2011	12,345	(2)	—		CAD$	3.74	—	12/31/2020
	03/12/2011	13,374	(3)	—		CAD$	3.74	—	03/11/2021
	01/01/2012	1,234	(3)	—		CAD$	3.74	—	12/31/2021
	01/01/2012	6,172	(2)	—		CAD$	3.74	—	12/31/2021
	01/01/2013	1,028	(3)	—		CAD$	2.67	716	12/31/2022
	01/01/2013	16,460	(2)	—		CAD$	2.67	11,468	12/31/2022
	01/01/2014	7,407	(2)	—		CAD$	10.78	—	01/13/2024
	01/14/2014	1,234	(3)	—		CAD$	10.78	—	01/13/2024
	01/01/2015	26,250	(2)	8,750	(2)	USD$	17.76	—	03/16/2025
	12/18/2015	7,812	(2)	7,188	(2)	USD$	7.69	—	12/17/2025
	01/01/2016	10,000	(2)	10,000	(2)	USD$	7.49	—	03/10/2026
	01/01/2017	—		27,500	(2)	USD$	8.40	—	03/12/2027
	10/23/2017	—		11,000	(2)	USD$	3.10	—	10/22/2027
James R. Empfield	02/08/2016	19,166	(2)	20,834	(2)	USD$	6.76	—	02/07/2026
	01/01/2017	—		27,500	(2)	USD$	8.40	—	03/12/2027
	10/23/2017	—		20,000	(2)	USD$	3.10	—	10/22/2027

(1)

Calculated based on the difference between the closing market price per share of our Common Shares as of December 29, 2017, and the exercise price of the stock option in U.S. dollars. Stock options priced in Canadian dollars were converted to U.S. dollars at a foreign exchange rate of 0.7971 which was the closing Bank of Canada foreign exchange rate on December 29, 2017.

(2)

Stock options vest over four years as follows: 25% of the stock options vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following three years. Notwithstanding the foregoing, if an event of Good Reason (as defined in the executive’s offer letter) occurs prior to a Change of Control (as defined in the executive’s offer letter) but is related or connected to the Change of Control or within 12 months of the date of the Change of Control, then 100% of the then-unvested stock options vest.

(3)

Stock options vest over four years as follows: one-third of the stock options vest on the vesting commencement date, with the remaining two-thirds vesting in equal monthly installments over the following four years. Notwithstanding the foregoing, if an event of Good Reason (as defined in the executive’s offer letter) occurs prior to the Change of Control (as defined in the executive’s offer letter) but is related or connected to the Change of Control or within 12 months of the date of the Change of Control, then 100% of the then-unvested stock options vest.

(4)

Stock options vest over three years as follows: one-third of the stock options vest one year following the vesting commencement date, with the remaining two-thirds vesting in equal monthly installments over the following two years. Notwithstanding the foregoing, if an event of Good Reason (as defined in the executive’s offer letter) occurs prior to the Change of Control (as defined in the executive’s offer letter) but is related or connected to the Change of Control or within 12 months of the date of the Change of Control, then 100% of the then-unvested stock options vest.

Value Vested or Earned during 2017

The following table sets forth the value vested for all outstanding option-based and share-based awards and the value earned for all non-equity incentive compensation during the twelve month period ended December 31, 2017.

Name(1)	Option-based awards - Value vested during the year(2)	Share-based awards - Value vested during the year(3)	Non-equity incentive plan compensation - Value earned during the year
Simon N. Pimstone	$9,884	$—	$119,716
Ian C. Mortimer	2,754	—	74,769
Y. Paul Goldberg	801	—	58,457
Robin P. Sherrington	801	—	57,291
James R. Empfield	13,725	—	59,932

(1)

The information in this table has been provided to comply with National Instrument 51-102 – Continuous Disclosure Obligations and is not otherwise required to be disclosed by an emerging growth company pursuant to Regulation S-K promulgated by the SEC.

(2)

Calculated based on the aggregate dollar value that would have been realized if the stock options had been exercised on the vesting date based on the difference between the closing market price per share of our Common Shares on the relevant vesting date and the exercise price of such stock options. Stock options priced in Canadian dollars were converted to U.S. dollars using the closing Bank of Canada foreign exchange rate on the relevant vesting date.

(3)	In 2017, none of our named executive officers held any restricted shares that were subject to vesting.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2017. As of December 31, 2017, we have two equity compensation plans, both of which were approved by our shareholders: our 2014 Equity Incentive Plan, as amended (the “2014 Equity Incentive Plan”) and our Amended and Restated Stock Option Plan (the “Stock Option Plan”). In connection with our IPO, we ceased granting stock options pursuant to the Stock Option Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders	2,339,905	$7.41	30,847
Equity compensation plans not approved by security holders	—	—	—
Total	2,339,905	$7.41	30,847

(1)

Our 2014 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first business day of each fiscal year which commenced in 2015, by an amount determined by the Board, equal to the least of: (a) 1,028,806 Common Shares; (b) 4% of the outstanding Common Shares on the last business day of the immediately preceding fiscal year; and (c) such other amount as the Board may determine. In January 2018 and pursuant to these provisions, the number of Common Shares available for future issuance pursuant to our 2014 Equity Incentive Plan was increased by 700,000.

Employee Benefit and Stock Plans

2014 Equity Incentive Plan

In October 2013, our Compensation Committee adopted our 2014 Equity Incentive Plan, which was amended by our Board in April 2014. The 2014 Equity Incentive Plan was approved by our shareholders in June 2014 and became effective on November 3, 2014. Our 2014 Equity Incentive Plan provides for the grant of incentive stock options, which are “incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, to our employees and any subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted share, restricted share units, share appreciation rights, and performance shares to our employees, officers, directors and consultants.

The 2014 Equity Incentive Plan will continue in effect for a term of ten years from the date adopted, unless terminated earlier as permitted under the 2014 Equity Incentive Plan’s provisions.

Authorized Shares. As of December 31, 2017, we have reserved a total of 1,436,522 Common Shares for issuance pursuant to the 2014 Equity Incentive Plan, of which options to purchase 1,405,675 Common Shares are issued and outstanding. The number of Common Shares available for issuance under the 2014 Equity Incentive Plan is subject to an annual increase on the first business day of each fiscal year beginning in 2015 by an amount which shall be determined by the Board on or before the first business day of each fiscal year, such amount to be equal to the least of:

•	1,028,806 Common Shares;
•	4% of the outstanding Common Shares on the last business day of the immediately preceding fiscal year; or
•	such other amount as the Board may determine.

In January 2018, the number of Common Shares reserved under the 2014 Equity Incentive Plan was increased by 700,000 Common Shares.

Plan Administration. Our Board, or one or more committees appointed by our Board, administers the 2014 Equity Incentive Plan. Subject to the provisions of our 2014 Equity Incentive Plan, the administrator has the power to determine the eligible persons to whom awards may be granted, the number of Common Shares to be covered by each award, the exercise price (provided that such exercise price may not be less than the lowest permitted under all applicable law), the forms of award agreements for use under the 2014 Equity Incentive Plan, and terms and conditions of any award. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the committee will consist of two or more “outside directors” within the meaning of Section 162(m). In addition, if our Board determines it is desirable to qualify transactions under the 2014 Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2014 Equity Incentive Plan, the administrator has the power to administer the 2014 Equity Incentive Plan, including but not limited to, the power to interpret the terms of the 2014 Equity Incentive Plan and awards granted under it, to create, amend and revoke rules relating to the 2014 Equity Incentive Plan, including creating sub-plans, and to determine the terms of the awards, including the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator, and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type and/or cash.

In addition, the Compensation Committee has delegated to our Chief Financial Officer or, if the Chief Financial Officer is unavailable, the Chief Executive Officer, the authority to approve grants of stock options to newly hired non-executive employees. The stock options granted pursuant to this delegation may not exceed a certain number for each new employee and a certain aggregate number for each fiscal quarter, must have an exercise price equal to the fair market value of our Common Shares as defined in our 2014 Equity Incentive Plan and may not deviate from the standard vesting terms provided for in our 2014 Equity Incentive Plan.

Stock Options. We may grant stock options and stock options that qualify as incentive stock options under the 2014 Equity Incentive Plan. The exercise price of stock options granted under our 2014 Equity Incentive Plan must at least be equal to the fair market value of our Common Shares on the date of grant, provided that such price may not be less than the lowest exercise price permitted under applicable law. The term of a stock option may not exceed ten years and the term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding shares, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of a stock option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock option for the period of time stated in his or her stock option agreement. Generally, the stock option will remain exercisable for 365 days if termination is due to death or disability, for 180 days if termination is due to retirement or for 90 days following termination without cause or resignation. The stock option will be forfeited immediately in the event of a termination for cause. However, in no event may a stock option be exercised later than the expiration of its term except in certain circumstances where the expiration occurs during a blackout period as described more fully in the 2014 Equity Incentive Plan. Subject to the provisions of our 2014 Equity Incentive Plan, the administrator determines the other terms of stock options.

Share Appreciation Rights. We may grant share appreciation rights under our 2014 Equity Incentive Plan. Share appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Shares between the exercise date and the date of grant. Share appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, the same expiration rules described above for stock options apply to share appreciation rights. Subject to the provisions of our 2014 Equity Incentive Plan, the administrator determines the other terms of share appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with our Common Shares, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a share appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Shares. We may grant restricted share awards under our 2014 Equity Incentive Plan. Restricted share awards are grants of Common Shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of restricted share awards granted to any employee, director or consultant and, subject to the provisions of our 2014 Equity Incentive Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted share awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Restricted share awards that do not vest are subject to our right of repurchase or forfeiture.

Restricted Share Units. We may grant restricted share units under our 2014 Equity Incentive Plan. Restricted share units are bookkeeping entries representing an amount equal to the fair market value of one of our Common Shares. Subject to the provisions of our 2014 Equity Incentive Plan, the administrator determines the terms and conditions of restricted share units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment (which may consist of any combination of cash or Common Shares). Notwithstanding the foregoing, the administrator, in its sole discretion may accelerate the time at which any restrictions will lapse or be removed.

Performance Shares. We may grant performance shares under our 2014 Equity Incentive Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of performance shares, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. Performance shares shall have an initial value equal to the fair market value of our Common Shares on the grant date. The administrator, in its sole discretion, may pay earned performance shares in the form of cash, in Common Shares or in some combination thereof.

Outside Directors. Our 2014 Equity Incentive Plan provides that all outside directors will be eligible to receive all types of awards (except for incentive stock options) under the 2014 Equity Incentive Plan. In connection with our IPO, we implemented a formal policy pursuant to which our outside directors are eligible to receive equity awards under the 2014 Equity Incentive Plan. Our 2014 Equity Incentive Plan provides that in any given year an outside director will not receive (i) cash-settled awards having a grant date fair value greater than $500,000, increased to $1,000,000 in connection with his or her initial service; and (ii) share-settled awards having a grant date fair value greater than $500,000, increased to $1,000,000 in connection with his or her initial service, in each case, as determined under generally accepted accounting principles.

Non-Transferability of Awards. Unless the administrator provides otherwise, our 2014 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Equity Incentive Plan, the administrator will adjust the number and class of shares that may be delivered under the 2014 Equity Incentive Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2014 Equity Incentive Plan.

Merger or Change of Control. Our 2014 Equity Incentive Plan provides that in the event of a merger or change of control, as defined under the 2014 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change of control, other than pursuant to a voluntary resignation, his or her stock options and share appreciation rights will vest fully and become immediately exercisable, all restrictions on his or her restricted shares and restricted share units will lapse, and with respect to his or her performance shares, all performance goals or other vesting requirements will be deemed achieved at 100% of target levels and all other terms and conditions met.

Amendment, Termination. The administrator will have the authority to amend, suspend or terminate the 2014 Equity Incentive Plan provided such action does not impair the existing rights of any participant. Our 2014 Equity Incentive Plan will automatically terminate in 2024, unless we terminate it sooner pursuant to the provisions of the 2014 Equity Incentive Plan.

Stock Option Plan

Our Stock Option Plan was initially adopted by our Board and shareholders in June 1999. Our Stock Option Plan permitted the grant of stock options to our directors, officers and other Service Providers (as defined in the Stock Option Plan). Our Stock Option Plan was most recently amended and restated in September 2014. In connection with our IPO in November 2014, we terminated our Stock Option Plan with respect to any future grant of stock options and as such, no other securities will be granted pursuant to the Stock Option Plan; however, our Stock Option Plan will continue to govern the terms and conditions of outstanding stock options granted thereunder.

Authorized Shares. As of December 31, 2017, the maximum aggregate number of our Common Shares reserved for issuance under the Stock Option Plan was 934,230 Common Shares. Any Common Shares for which a stock option had been exercised are not included in determining whether the maximum number of Common Shares had been reached.

Plan Administration. Subject to the provisions of our Stock Option Plan, our Board has the power to determine the directors, officers and other Service Providers to whom stock options may be granted; to determine terms and conditions of stock options; and to extend the period of time following an optionee’s termination of service within which the optionee’s stock option may be exercised.

Stock Options. The per share exercise price of each stock option equals the market price of our Common Share on the date of grant, and each stock option has a term of up to ten years, subject to earlier termination upon an optionee’s termination of service. After an optionee’s termination of service, the optionee may exercise his or her stock option, to the extent vested as of such date of termination, (i) until 5:00 p.m. Vancouver time on the date of termination if the optionee’s service was terminated for cause (as determined by us in our sole discretion), (ii) for 365 days following a termination of the optionee’s service due to death or disability, or (iii) 90 days following a termination of the optionee’s service for any other reason. In no event may a stock option be exercised later than the expiration of its term except in certain circumstances where the expiration occurs during a blackout period as described in greater detail in the Stock Option Plan. Our Board determined the remaining terms and conditions of a stock option, as our Board, in its discretion, deemed to be consistent with the Stock Option Plan. The specific terms of any grant of shares are set forth in an award agreement between us and the recipient.

Transferability. Optionees may not assign their stock options or their rights under the Stock Option Plan.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Stock Option Plan, our Board may make proportional adjustments to the number of Common Shares that may be delivered under the Stock Option Plan and/or the number and price of shares covered by each outstanding stock option.

Merger, Dissolution, Liquidation, or other Change of Control. Our Stock Option Plan provides that in the event of a dissolution, liquidation, sale of all or substantially all of our assets; merger, consolidation, amalgamation, arrangement or reorganization in which we are not the surviving corporation; reverse merger in which we are the surviving corporation but our Common Shares are converted into other property; or an acquisition by any person, entity or group within the meaning of Section 13(d) of the Exchange Act of our securities representing at least 35% of the combined voting power entitled to vote in an election of directors, which we collectively refer to as a Change of Control, any successor corporation shall assume our obligations in respect of all outstanding stock options under our Stock Option Plan or shall substitute an equivalent stock option for all outstanding stock options under the Stock Option Plan. If a successor corporation does not assume or substitute for an outstanding stock option, then any stock options held by persons who are directors, officers, or Service Providers generally will fully vest and the time during which such stock option may be exercised shall be accelerated prior to the completion of the Change of Control. All stock options that are not assumed or are not substituted for will terminate unless exercised prior to the Change of Control. In the event of our merger into another corporation or other entity or any other Change of Control in which the stock options are assumed or substituted for by a successor corporation, the assumed stock options or the substitute stock options held by a director, officer or Service Provider will become fully vested and exercisable if, within 12 months following the Change of Control, either (i) the optionee’s service is terminated by us or the successor corporation other than for Cause (as defined in the Stock Option Plan) or (ii) the optionee resigns for Good Reason (as defined in the Stock Option Plan).

Plan Amendment. Subject to any required regulatory approval, we may amend the Stock Option Plan at any time, provided that such amendment does not impair the existing rights of any optionee under any then-outstanding option.

Pension Benefits

We do not maintain any defined benefit or defined contribution pension plans.

Retirement and Pension Benefits

We provide our employees with contributions equal to 5% of their base salary intended for retirement savings, including for example contributions to an RRSP, a Canadian retirement plan with features similar to a 401(k) plan, or an individual retirement account administered in the United States. All of our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, Drs. Azab, Patou and Scheller served as members of our Compensation Committee. No such person is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last completed three fiscal years, as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Under the CBCA, we may indemnify our current or former directors or officers or any other individuals who act or have acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or the other entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding. The individual shall repay the moneys to us if indemnification of the individual is ultimately prohibited under the CBCA, as described below.

Indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request;

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful; and
•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Our by-laws require us to indemnify each of our directors, officers, former directors or officers or persons who act or acted at our request as a director or officer, or an individual acting in a similar capacity, of another body corporate to the fullest extent permitted under the CBCA. We will indemnify such individual against all costs, charges and expenses, including an amount paid to settle an action or proceeding to which the individual is made a party by reason of being or having been a director of officer of us or such body corporate. However, we shall not indemnify such individual if the individual did not act honestly and in good faith with a view to our best interests or, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

We have entered into indemnification agreements with each of our directors and officers. As provided by our by-laws, these agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted under the CBCA.

Our by-laws authorize us, with the approval of our Board, to purchase and maintain insurance for the benefit of any persons our board of directors may from time to time determine.

Certain Relationships and Related Transactions

In addition to the arrangements described below, we have also entered into the arrangements which are described where required in the section of this Circular entitled “Executive Compensation — Executive Employment Arrangements.”

Related Person Transaction Policy

Pursuant to a formal, written policy, which became effective on November 4, 2014, our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our Audit Committee. For purposes of our policy, as amended from time to time, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

Exchange Agreement with entities affiliated with BVF Partners

On March 23, 2018, we entered into an exchange agreement with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund O.S., L.P., Investment 10, L.L.C. and MSI BVF SPV, L.L.C. (collectively, “BVF”), pursuant to which we issued 2,868,000 Preferred Shares in exchange for 2,868,000 Common Shares (the “Exchange”). The Exchange closed on March 27, 2018 and the closing price per share of our Common Shares was $4.85 on March 26, 2018, immediately before the closing date of the Exchange. Prior to the closing of the Exchange, BVF held a number of Common Shares representing approximately 19.9% of our then outstanding Common Shares. For additional information regarding the Preferred Shares, please see our Current Report on Form 8-K and the exhibits thereto, filed with the Securities and Exchange Commission on March 28, 2018, which Current Report on Form 8-K and the exhibits thereto is incorporated by reference into this Circular.

Termination Agreement with Teva Pharmaceuticals International GmbH

On March 7, 2018, we entered into an agreement (the “Termination Agreement”) with Teva Pharmaceuticals International GmbH and Teva Canada Limited (collectively, “Teva”) terminating by mutual agreement the collaborative development and license agreement dated December 7, 2012, as amended. Pursuant to the terms of the Termination Agreement, Teva agreed to transfer and assign 1,000,000 of our Common Shares held by Teva Canada to us for cancellation (the “Cancellation”). The Cancellation was completed on March 27, 2018 and the closing price per share of our Common Shares on such date was $4.75. Prior to the Cancellation, Teva owned more than five percent of our outstanding Common Shares.  Pursuant to the terms of the termination agreement, Teva will also return, license or assign to us certain intellectual property including certain patent rights and will transfer regulatory filings related to TV-45070 to us. The termination agreement requires us to pay a low single-digit percentage royalty to Teva based on net sales of approved products, if any, resulting from any continued development and commercialization of TV-45070 by us during the period that assigned or licensed patents cover such products. For additional information regarding the Termination Agreement and the Cancellation, please see our Current Reports on Form 8-K and the exhibits thereto, filed with the Securities and Exchange Commission on March 7, 2018 and March 28, 2018, which Current Report on Form 8-K and the exhibits thereto is incorporated by reference into this Circular.

Indebtedness of Directors and Officers

No current or former director, officer or employee of the Corporation, or any associate of any such individual, is, or was at any time during the most recently completed financial year, indebted to the Corporation, nor is any indebtedness of any such person to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

Other Transactions

We have granted stock options to our named executive officers, other executive officers and certain of our directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the section captioned “Executive Compensation” that appears above, with management and, based on such review and discussion, the Compensation Committee has recommended to our Board that this “Executive Compensation” section be included in this Circular and incorporated by reference into the Corporation’s 2017 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the Compensation Committee of the Board:

The Compensation Committee
Dr. Mohammad Azab (Chair)
Dr. Gary Patou
Dr. Richard Scheller

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Xenon under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Xenon specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to Xenon’s accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with Xenon’s independent auditors without the presence of Xenon’s management.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The Corporation’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review the financial reporting process.

In overseeing the preparation of Xenon’s financial statements, the Audit Committee met with both management and Xenon’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.

With respect to Xenon’s outside auditors, the Audit Committee, among other things, discussed with KPMG matters relating to its independence, and received from KPMG written disclosures and a letter from KPMG as required by Rule 3526 of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Standard No. 16, “Communications with Audit Committee,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Xenon’s financial statements.

On the basis of their reviews and discussions, the Audit Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of Xenon’s audited financial statements in Xenon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC and the securities commissions in British Columbia, Alberta and Ontario.

Effective November 15, 1999, the Corporation engaged KPMG as its independent registered public accounting firm. The decision to engage KPMG was made by the Audit Committee and the Board. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of KPMG as Xenon’s independent auditors to hold office until the next annual meeting of shareholders of the Corporation.

The Audit Committee’s current charter is appended to this Circular as Schedule B.

Audit Committee of the Board
Frank Holler (Chair)
Steven Gannon
Michael Tarnow

ITEM 3 AND ITEM 4 – APPOINTMENT AND REMUNERATION OF AUDITOR

The Corporation proposes that KPMG be appointed as auditors of the Corporation for the ensuing year and that the Audit Committee of the Board be authorized to fix their remuneration. KPMG has been the auditor of the Corporation since November 15, 1999. Prior to KPMG being appointed as auditors of the Corporation, shareholders of the Corporation waived the appointment of an auditor. Representatives of KPMG will be present at the Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.

There have been no reportable events between the Corporation and KPMG for the purposes of National Instrument 51-102 – Continuous Disclosure Requirements.

In addition to retaining KPMG to audit the Corporation’s annual financial statements, the Corporation retained KPMG to provide audit and tax services in 2016 and 2017.

The following tables set forth the aggregate fees billed to the Corporation by KPMG for professional services in fiscal years 2017 and 2016:

	2017	2016
Audit Fees(1)	$121,466	$152,757
Tax Fees(2)	38,680	22,147
Audit Related Fees	—	—
All Other Fees	—	—
Total	$160,146	$174,904

Notes:

(1)

“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Corporation’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)	“Tax Fees” include fees for tax compliance and tax advisory services.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC and applicable Canadian securities laws, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulation and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve permissible non-audit and tax services, as long as the pre-approved services are presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee may, in accordance with applicable law, adopt specific policies and procedures for the engagement of the independent auditor for non-audit services, provided that the pre-approval policies and procedures are detailed as to the particular service, the Audit Committee is informed of each non-audit service, and the procedures do not include delegation of the Audit Committee’s responsibilities to management. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegates shall consider whether the provision of such services is compatible with maintaining the independence of the auditor. During 2016 and 2017, all services billed by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS:

A VOTE “FOR” THE APPOINTMENT OF KPMG LLP

AS AUDITOR OF THE CORPORATION

AND

A VOTE “FOR” THE REMUNERATION OF THE AUDITOR

TO BE SET BY THE AUDIT COMMITTEE OF THE BOARD.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no director, officer, shareholder holding 5% or more of our Common Shares (or any director or officer or principal shareholder thereof), nor any associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of the Corporation’s most recently completed financial year or in any proposed transaction which, in either such case, has materially affected or will materially affect the Corporation.

THIRD PARTY COMPENSATION OF DIRECTORS

None of our directors is a party to any agreement or arrangement that would require disclosure pursuant to NASDAQ Rule 5250(b)(3).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Corporation’s directors, executive officers and any persons holding 10% or more of our Common Shares are required to report their ownership of Common Shares and any changes in that ownership to the SEC and to furnish the Corporation with copies of such reports. Specific due dates for these reports have been established and the Corporation is required to report in this Circular any failure to file on a timely basis by such persons. To the Corporation’s knowledge, based solely upon a review of copies of such reports received by the Corporation which were filed with the SEC for the fiscal year ended December 31, 2017, and upon written representations from such persons that no other reports were required, the Corporation has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein, no current director or officer of the Corporation, no person who has been a director or officer of the Corporation at any time since the beginning of the Corporation’s last completed financial year and no associate or affiliate of any of the foregoing has any other material interest, direct or indirect, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS

Shareholder proposals to be considered at the 2019 annual meeting of our shareholders must be received by the Corporation no later than December 28, 2018 in order to be included in the proxy materials pursuant to Rule 14a-8 of the Exchange Act. Shareholders who do not wish to use the mechanism provided by the Exchange Act may submit proposals to be considered at the 2019 annual meeting of our shareholders under the provisions of the CBCA. Such shareholder proposals must be received at the principal offices of the Corporation no later than January 26, 2019 in order to be included in the proxy materials for such annual meeting pursuant to the requirements of the CBCA. Please see “— Shareholder Recommendations for Nominations to the Board of Directors” for additional information regarding shareholder nominees to the board of directors.

ADDITIONAL INFORMATION

Additional information relating to the Corporation, including financial information provided in the Corporation’s annual financial statements and related management discussion and analysis for the year ended December 31, 2017, is available on http://www.sedar.com under the Corporation’s profile. We also make available, free of charge, through our website at http://www.xenon-pharma.com, our annual reports, quarterly reports, current reports, proxy statements and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished with the SEC and the securities commissions in British Columbia, Alberta and Ontario. Our website and information contained therein or incorporated therein is not intended to be incorporated into this Circular.

Copies of all exhibits to the annual report for the year ended December 31, 2017, may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies, by contacting: Investor Relations, Xenon Pharmaceuticals Inc., 200 - 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, email: investors@xenon-pharma.com.

Copies of the Corporation’s annual financial statements for the year ended December 31, 2017, including the auditor’s report thereon, and the Corporation’s management discussion and analysis, as well as other reports of the Corporation, may be obtained, free of charge, by contacting: Investor Relations, Xenon Pharmaceuticals Inc., 200 - 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, email: investors@xenon-pharma.com.

In addition, the public may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Moreover, the SEC maintains and internet site that contains reports, proxy and information statements and other information regarding reports that we file or furnish with them electronically at http://www.sec.gov.

GENERAL

The Board is not aware of any other matters which it anticipates will come before the Meeting as of the date of mailing of this Circular. The contents and the sending of the Notice of Meeting and this Circular have been approved by the directors of the Corporation.

DATED as of April 27, 2018.

/s/ Simon N. Pimstone

Simon N. Pimstone
Chief Executive Officer

SCHEDULE A

XENON PHARMACEUTICALS INC.

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines have been approved and adopted by the Board of Directors (the “Board”) of Xenon Pharmaceuticals Inc. (“Xenon” and, together with its subsidiaries, the “Corporation”) for the purpose of establishing the corporate governance policies pursuant to which the Board intends to conduct its oversight of the business of the Corporation in accordance with its fiduciary responsibilities.

A.	Role of the Board

The role of the Board is to oversee the performance of the chief executive officer (“CEO”) and other senior management and to assure that the best interests of shareholders are being served and that all such officers are creating a culture of integrity throughout the Corporation. To satisfy this responsibility, the directors are expected to take a proactive approach to their duties and function as active monitors of corporate management. Accordingly, the directors provide oversight in the formulation of the long term strategic, financial and organizational goals of the Corporation and of the plans designed to achieve those goals. In addition, the Board reviews and approves standards and policies to ensure that the Corporation is committed to achieving its objectives through the maintenance of the highest standards of responsible conduct and ethics and to assure that management carries out their day-to-day operational duties in a competent and ethical manner. Furthermore, the Board or a Board committee will identify and document the financial risks and other risks that the Corporation faces in the course of its business and work with management to monitor and control the identified risks. The Board reports to the shareholders of the Corporation.

The day-to-day business of the Corporation is carried out by its employees, managers and officers, under the direction of the CEO and the oversight of the Board, to enhance the long term value of the Corporation for the benefit of shareholders. The Board and management also recognize that creating long term enterprise value is advanced by considering the interests and concerns of other stakeholders, including the Corporation’s employees, customers, creditors and suppliers as well as the community generally.

The Board understands that effective directors act on an informed basis after thorough inquiry and careful review, appropriate in scope to the magnitude of the matter being considered. The directors know their position requires them to ask probing questions of management and outside advisors. The directors also rely on the advice, reports and opinions of management, counsel and expert advisers. In doing so, the Board evaluates the qualifications of those it relies upon for information and advice and also looks to the processes used by managers and advisors in reaching their recommendations. In addition, the Board has the authority to hire outside advisors at the Corporation’s expense if they feel it is appropriate.

B.	Selection of Chair of the Board and CEO

The Board shall appoint the Chair of the Board on an annual basis and shall fill the CEO position based upon the Board’s view of what is in the best interests of the Corporation. The CEO and Chair may, but need not be, the same person.

C.	Lead Independent Director

In order to facilitate communication between management and the independent directors, in the event that the Chair of the Board is not an independent Director, the Board should elect a “Lead Independent Director”, who will have the responsibility to schedule and prepare agendas for meetings of independent directors. The Lead Independent Director will communicate with the CEO, disseminate information to the rest of the Board in a timely manner and raise issues with management on behalf of the independent directors when appropriate. In addition, the Lead Independent Director may have other responsibilities, including calling meetings of independent directors when necessary and appropriate, being available, when appropriate, for consultation and direct communication with the Corporation’s shareholders, building a productive relationship between the Board and the CEO, ensuring that the Board fulfills its oversight responsibilities in Corporation strategy, risk oversight and succession planning, and performing such other duties as the Board may from time to time designate. All members of the Board are encouraged to communicate with the CEO. As long as the Chair of the Board is an independent, non-employee director, the “Lead Independent Director” responsibility may be assigned to the Chair.

D.	Committees

The Board has three standing committees:  the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board will continue to delegate substantial responsibilities to each committee, and each committee should consist solely of independent directors, as defined by the rules of The Nasdaq Stock Market (“Nasdaq Rules”) and applicable Canadian securities laws, and in the case of the Audit Committee as defined by the rules and regulations of the Securities and Exchange Commission (“SEC Rules”) and applicable Canadian securities laws. The members of these committees shall also meet the other membership criteria specified in the respective charters for these committees. Additional committees may be formed from time to time as determined by the Board.

E.	Assignment of Committee Members

Committees should be appointed (or re-appointed), and chairs of each committee designated, by the full Board, upon recommendation by the Nominating and Corporate Governance Committee, annually. While the composition of the committees of the Board should be looked at each year in making certain that these committees are not stagnant or without fair representation, it is the Board’s belief that continuity of experience in the specific functions of these committees provides a significant benefit to the shareholders and to management.

F.	Frequency and Length of Committee Meetings

Each committee chair, in consultation with committee members, will determine the frequency and length of meetings of his or her committee, considering all relevant factors such as the committee’s mandate, nature of current committee business to be discussed and the like. Notwithstanding the foregoing, each committee shall meet at least as frequently as is required by the applicable charter adopted by the Board for such committee. Moreover, the committee chair should feel free to call additional committee meetings at times other than the scheduled meetings of the full Board.

G.	Committee Charters and Agendas

Each committee shall have its own charter, which will set forth the purpose, membership requirements, authority and responsibilities of the committee. Annually, the chair of each committee should review the existing committee charter and determine, in consultation with the rest of the committee, whether any amendments are required. Committee charters should be within the scope of authority granted by the Board and should be approved by the Board. The chair of the committee, in consultation with appropriate members of management and staff, should develop the overall annual agenda to the extent it can be foreseen. In addition, each committee chair should prepare an agenda prior to each committee meeting and should consult with appropriate members of management for additional items which should be included in the agenda. Any committee of the Board is authorized to engage its own outside advisors at the Corporation’s expense, including legal counsel or other consultants, as required, provided that the committee shall promptly advise the full Board of such engagement.

The charters of the Corporation’s committees will be available on the Corporation's website at www.xenon-pharma.com, and will be made available to shareholders on written request.

H.	Code of Conduct, Conflicts of Interests, Related Party Transactions and Complaints Process

The Nominating and Corporate Governance Committee and Audit Committee shall periodically review and approve the Corporation’s Code of Business Conduct and Ethics, which is applicable to directors, officers and employees; consider questions of possible conflicts of interest of directors and corporate officers; review actual and potential conflicts of interest (including corporate opportunities) of directors and corporate officers; and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity. Directors may be asked from time to time to leave a Board meeting when the Board is considering a transaction in which the director (or another organization in which the director is a director or officer) has a financial or other interest. Directors shall disclose any such interests to the Board in advance of Board deliberation on the topic.

The Audit Committee shall review and approve any proposed related party transactions in compliance with the Corporation’s policies and Nasdaq Rules and must report material related party transactions to the full Board and review and approve the Corporation’s procedures for handling complaints regarding accounting or auditing matters.

I.	Board Meetings and Agenda Items

The Board shall have no less than four regularly scheduled meetings each year at which it reviews and discusses leadership continuity, management development, management reports on the performance of the Corporation, its plans and prospects, as well as more immediate issues facing the Corporation. If independent, the Chair of the Board will set the agenda for and act as chair for each Board meeting. If the Chair of the Board is not independent, as determined in accordance with the SEC Rules and applicable Canadian securities laws, the Lead Independent Director will set the agenda and act as chair for each Board meeting. Each director is free to suggest inclusion of items on the agenda. A representative from the Corporation’s outside counsel may be invited by the Board, when appropriate, to attend all or a portion of Board meetings. The Board will review the Corporation’s long-term strategic plans during at least one Board meeting per year.

J.	Board Materials Distributed in Advance

To the extent possible, information and data which is important to the Board’s understanding of matters to be discussed at the meeting and the current status of the Corporation’s business should be distributed to the Board a sufficient number of days before the meeting to enable the directors to read and prepare for the meeting.

K.	Board, Committee and Shareholder Meetings

Directors are expected to prepare for, attend, and actively participate in all Board and committee meetings. As a general rule, preparation material on specific subjects should be sent to the directors in advance so that the Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. Each director will review thoroughly the materials provided in connection with each Board and committee meeting and be adequately prepared for each meeting. On those occasions when the subject matter is too sensitive to be distributed, the subject will have to be introduced at the meeting. The Corporation strongly encourages directors to attend the annual meeting of shareholders.

L.	Regular Attendance of Management at Board Meetings

It is anticipated that certain members of management (e.g., the Chief Financial Officer/Chief Operating Officer and such other members of the executive staff as the CEO may from time to time designate) will attend Board meetings on a regular basis. Other members of management and staff will attend meetings and present reports from time to time. Specifically, the Board encourages management to schedule managers to be present at Board meetings who can provide additional insight into the items being discussed because of personal involvement in these areas. It is understood that Corporation personnel and others attending Board meetings may be asked to leave the meeting in order for the Board to meet in executive session.

M.	Executive Sessions of Independent Directors and Audit Committee

It is the policy of the Board to regularly have separate meeting times for independent directors without management. Such meetings should be held at least twice per year, following regularly scheduled meetings and at such other times as requested by an independent director. The Chair of the Board or the Lead Independent Director shall preside at executive sessions.

In addition, the Audit Committee of the Board should meet periodically with the Corporation’s outside auditors without management present at such times as it deems appropriate.

N.	Board Access to Corporation Management

Directors should have full access to members of management, either as a group or individually, and to Corporation information that they believe is necessary to fulfill their obligations as directors. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Corporation.

O.	Board Compensation Review

The Compensation Committee should conduct an annual review of director compensation. This review will include input from the Corporation’s Human Resources department and may include input from outside consultants in order to evaluate director compensation compared to other companies of like size in the industry. Any change in Board compensation should be approved by the full Board. Ownership of shares by the directors is encouraged. Board members who are also employees shall not be separately compensated for their service on the Board.

P.	Size of the Board

The size of the Board is established in accordance with the Corporation’s By-laws, subject to the minimum and maximum number of directors set out in the Corporation’s Articles of Continuance and under applicable corporate and securities laws. The size of the Board may vary based upon the size of the business and the availability of qualified candidates. Board size should facilitate active interaction and participation by all directors. The Board will review from time to time the appropriateness of its size.

Q.	Composition of Board

The Board believes that, so long as the Corporation does not qualify as a “controlled company” under the rules of NASDAQ, as a matter of policy there should be a majority of independent directors on the Board. Within that policy, the mix of directors should provide a range of expertise and perspective in areas relevant to the Corporation’s business.

R.	Board Definition of “Independence” for Directors

A director shall be considered “independent” for purposes of serving on the Board if he or she meets the criteria for independence established by applicable securities laws and the Nasdaq Rules. A director shall be considered “independent” for purposes of serving on a Board committee based on the definition of independence used in that committee’s charter, which shall conform to any requirements established for such a committee by the Nasdaq Rules, any applicable SEC Rules and any applicable Canadian securities laws.

S.	Board Membership Criteria and Selection

The Nominating and Corporate Governance Committee should review issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, understanding of the Corporation’s business, other commitments and the like, and the composition of the Board in the context of recommending a slate of directors for shareholder approval. Selection of new directors requires recommendation of a candidate by the Nominating and Corporate Governance Committee to the full Board, which has responsibility for naming new members in the event of a vacancy or expansion of the Board between annual meetings of shareholders.

It is the policy of the Board that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with the Articles of Continuance, as amended, and the By-laws of the Corporation and applicable laws, including the SEC Rules and applicable Canadian securities laws. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Corporation and providing the information required in the Corporation’s By-laws. Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at the Corporation’s annual meeting of shareholders must meet the deadlines and other requirements set forth in the Corporation’s By-laws, the SEC Rules, and applicable Canadian securities laws.

T.	Notifying a Director of Non-Inclusion on a Proposed Slate of Directors

Any proposal to decrease the size of the Board, or to substitute a new director for an existing director, should be made first by the Nominating and Corporate Governance Committee, then approved by the full Board. After receipt of a recommendation from the Nominating and Corporate Governance Committee, the Chair of the Board or the Lead Independent Director should notify the director of such recommendation prior to the meeting of the Board at which the slate of nominees is proposed to be approved.

U.	Assessing Board and Committee Performance

The Nominating and Corporate Governance Committee should establish an annual process for permitting the Board and each committee to conduct an assessment of its performance during the prior year. This assessment should focus on areas in which the Board or the committees believe contributions can be made going forward to increase the effectiveness of the Board or the committees. Each committee and the full Board will consider and discuss the findings of the assessments.

The Board will, in conjunction with the Nominating and Corporate Governance Committee, assess the participation, contributions and effectiveness of the Chair, and individual board members on an annual basis.

V.	Annual Election of Directors

Directors shall be subject to election at each annual meeting of shareholders in accordance with the Corporation’s By-laws. The Board shall fill vacancies or add new directors as provided in the Corporation’s By-laws and in accordance with applicable Canadian corporate laws.

W.	Director Orientation and Continuing Education

Meetings of the Board shall be designed to provide orientation for new directors to assist them in understanding the Corporation’s business as well as an introduction to the Corporation’s senior management. Further, the Corporation encourages directors to participate in continuing education programs focused on the Corporation’s business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors.

X.	Formal Evaluation and Compensation of the CEO and Other Executive Officers

The formal evaluation of the CEO and the other executive officers should be made in the context of annual compensation review by the Compensation Committee, with appropriate input from other directors, and should be communicated to the CEO by the Chair of the Board or the Lead Independent Director and the chair of the Compensation Committee.

Y.	Succession Planning

The Nominating and Corporate Governance Committee, in consultation with the full Board, is primarily responsible for CEO succession planning. In addition, it shall monitor succession plans for other key executives. Succession planning can be critical in the event the CEO or other key executives should cease to serve for any reason, including resignation or unexpected disability. The Board believes that establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

Z.	Management Development

In addition to its responsibilities related to executive succession planning, the Nominating and Corporate Governance Committee shall confer with the CEO to encourage management’s employee development programs.

AA.	Board Interaction with Third Parties

The Board believes that management speaks for the Corporation. Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation, but it is expected that directors would do this with knowledge of management and, in most instances, only at the request of management.

In cases where shareholders wish to communicate directly with the non-management directors, messages can be sent by mail to Xenon Pharmaceuticals Inc., 3650 Gilmore Way, Burnaby, British Columbia, V5G 4W8, Canada, Attn: Chief Financial Officer/Chief Operating Officer. The Chief Financial Officer/Chief Operating Officer will forward the messages to the appropriate committee of the Board or non-management director.

The Corporation’s directors should not accept any gift of value that indicates an intent to influence improperly the normal business relationship between the Corporation and any supplier, customer or competitor.

BB.	Formulation of Strategy

The Board should provide oversight to management in formulating corporate strategy.

CC.	Periodic Review of Guidelines

The Nominating and Corporate Governance Committee and the Board should review these guidelines at least annually.

SCHEDULE B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

XENON PHARMACEUTICALS INC.

PURPOSE

The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) of Xenon Pharmaceuticals Inc. (“Xenon,” and together with its subsidiaries, the “Corporation”) in fulfilling its responsibilities for generally overseeing:

•	The Corporation’s accounting and financial reporting processes and internal control over financial reporting, as well as the audit and integrity of the Corporation’s financial statements.
•	The qualifications and independence of the Corporation’s registered public accounting firm (the “independent auditor”).
•	The performance of the Corporation’s independent auditor, and, if the Corporation maintains an internal audit function, the performance of such internal audit function.
•	The Corporation’s compliance with applicable law (including U.S. federal and Canadian securities laws and other legal and regulatory requirements).
•	Risk assessment and risk management.

The Audit Committee is also responsible for preparing the report required by Securities and Exchange Commission (“SEC”) rules to be included in Xenon’s proxy statement for the annual meeting of shareholders, and for performing such other duties and responsibilities as are enumerated in or consistent with this charter.

COMPOSITION

1.

Membership and Appointment. The Audit Committee shall consist of at least three members of the Board. Members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board in its discretion.

2.	Qualifications. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):
•

Each member of the Audit Committee shall meet the independence standards established by the SEC and the securities exchange on which Xenon is listed, and the determination of independence will be made by the Board.

•

Each member of the Audit Committee must be able to read and understand fundamental financial statements and otherwise must comply with all financial literacy requirements of the securities exchange on which Xenon is listed and all other applicable securities laws.

•

At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. A person who satisfies the definition of “audit committee financial expert” will also be presumed to have financial sophistication.

•	At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules.

•

No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and Xenon discloses such determination in its annual proxy statement.

•	No member of the Audit Committee shall have participated in the preparation of the financial statements of the Corporation or any of its current subsidiaries at any time during the prior three years.
•

Each member of the Audit Committee shall have such other qualifications as are established by the Board from time to time, or as required by applicable law or the rules and regulations of the SEC or the securities exchange on which Xenon is listed.

3.	Chair. The Board may designate a chair of the Audit Committee. In the absence of that designation, the Audit Committee may designate a chair by majority vote of the Audit Committee members.

RESPONSIBILITIES

The following are the principal recurring responsibilities of the Audit Committee. The Audit Committee may perform such other functions as are consistent with its purpose and applicable law, rules and regulations and as the Board or the Audit Committee deem appropriate. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

1.

Select and Hire the Independent Auditor. The Audit Committee shall be directly responsible for appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor. The independent auditor will report directly to the Audit Committee. The Audit Committee shall have sole authority to approve the hiring and discharging of the independent auditor, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. The Audit Committee shall also appoint, retain, compensate, oversee and, where appropriate, replace any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

2.	Supervise and Evaluate the Independent Auditor. The Audit Committee shall:
•

Oversee and, at least annually, evaluate the work of the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, which evaluation shall include a review and evaluation of the lead partner of the independent auditor. The Audit Committee shall review, in consultation with the independent auditor, the annual audit plan and scope of audit activities and monitor such plan’s progress.

•	Review and resolve any disagreements that may arise between management and the independent auditor regarding internal control over financial reporting or financial reporting.
•

At least annually, obtain and review a report by the independent auditor that describes (i) the independent auditor’s internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues.

•	Communicate directly with the independent auditors, and, if the Corporation maintains an internal audit function, the internal auditors.
3.	Evaluate the Independence of the Independent Auditor. The Audit Committee shall:
•	Review and discuss with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body.
•

Review and discuss with the independent auditor on a periodic basis (not less frequently than on an annual basis) any other relationships or services (including permissible non-audit services) that may affect its objectivity and independence.

•	Oversee the rotation of the independent auditor’s lead audit and concurring partners and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law.
•	Take any other appropriate action to oversee the independence of the Corporation’s independent auditor.
4.

Approve Audit and Non-Audit Services and Fees. The Audit Committee shall (i) review and approve, in advance, the scope and plans for the audits and the audit fees and (ii) approve in advance (or, where permitted under the rules and regulations of the SEC and applicable Canadian securities laws, subsequently) all non-audit and tax services to be performed by the independent auditor, that are not otherwise prohibited by law or regulation and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve permissible non-audit and tax services, as long as the pre-approved services are presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee may, in accordance with applicable law, adopt specific policies and procedures for the engagement of the independent auditor for non-audit services, provided that the pre-approval policies and procedures are detailed as to the particular service, the Audit Committee is informed of each non-audit service, and the procedures do not include delegation of the Audit Committee’s responsibilities to management. In considering whether to pre-approve any non-audit services, the Audit Committee or its delegates shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

5.

Review and/or Approve Financial Statements. The Audit Committee shall review, and approve as applicable, and discuss the following with management, the independent auditor, and, if the Corporation maintains an internal audit function, the internal auditor, as applicable:

•	The scope and timing of the annual audit of the Corporation’s financial statements.
•

The Corporation’s annual audited and quarterly unaudited financial statements and annual and quarterly reports on Form 10-K and 10-Q, as applicable, including the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and recommend to the Board whether the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in Xenon’s Form 10-K, and the related press releases, and approve the inclusion of the quarterly unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Xenon’s quarterly reports on Form 10-Q, and the related press releases.

•	The results of the independent audit and the quarterly reviews, and the independent auditor’s opinion on the audited financial statements.
•	The reports and certifications regarding internal control over financial reporting and disclosure controls and procedures.
•	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Corporation’s selection or application of accounting principles.
•

Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Corporation’s financial statements.
•	Any significant changes required or taken in the audit plan as a result of any material control deficiency.
•

Any problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response.

•	Any significant disagreements between management and the independent auditor.
6.	Reports and Communications from the Independent Auditor. The Audit Committee shall review and discuss reports from the independent auditor concerning the following:
•	Critical accounting policies and practices to be used by the Corporation.

•

Alternative treatments of financial information within GAAP that the auditor has discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor if different from that used by management.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
•	Other matters required to be communicated to the Audit Committee under generally accepted auditing standards and other legal or regulatory requirements.
7.	Audit Committee Report. The Audit Committee shall prepare the report of the Audit Committee that SEC rules require to be included in Xenon’s annual proxy statement.
8.

Earnings Press Releases and Earnings Guidance. The Audit Committee shall review all earnings press releases before Xenon publicly discloses this information, and discuss with management and the independent auditors corporate policies with respect to earnings press releases (with particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as corporate policies with respect to financial information and earnings guidance provided to the public, analysts and ratings agencies.

9.

Internal Controls. The Audit Committee shall review and discuss with management, the independent auditor, and, if the Corporation maintains an internal audit function, the internal auditor, the adequacy and effectiveness of the Corporation’s internal controls, including any changes, significant deficiencies or material weaknesses in those controls reported by the independent auditor, the internal auditors or management and any special audit steps adopted in light of any material control deficiencies, and any fraud, whether or not material, that involves management or other Corporation employees who have a significant role in the Corporation’s internal controls. The Audit Committee shall also review and discuss with management and the independent auditors, disclosure relating to the Corporation’s internal controls, the independent auditor’s report on the Corporation’s internal control over financial reporting (if applicable) and required management certifications to be included in or attached as exhibits to Xenon’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, as applicable.

10.

Disclosure Controls and Procedures. The Audit Committee shall review and discuss the adequacy and effectiveness of the Corporation’s disclosure controls and procedures. The Audit Committee must be satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information and must periodically assess the adequacy of those procedures.

11.	Internal Audit. If the Corporation determines to implement or maintain an internal audit function, the Audit Committee shall:
•	Review and approve the overall objectives, scope, organizational structure, responsibilities, resources and activities of the internal audit function.
•	Review and concur in the appointment or, if applicable, the reassignment or dismissal of the senior internal auditing executive.
•

Review and discuss with management and the internal auditors the process used in developing the internal audit plan, the scope of the internal audit plan, significant changes in the planned scope of the internal audit plan and the coordination of the internal audit plan with the independent audit.

•	Discuss with the independent auditor the responsibilities, budget and staffing of the Corporation’s internal audit function.
•	Review and discuss with the internal auditors the results of the internal audit, significant issues in internal audit reports and responses by management.
•	Review and discuss the performance and effectiveness of the internal audit function.
•	Communicate directly with the internal auditors.

12.

Legal and Regulatory Compliance. The Audit Committee shall review and discuss with management, the independent auditor and, if the Corporation maintains an internal audit function, the internal auditor (i) the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s code of business conduct and ethics, compliance with the Foreign Corrupt Practices Act of 1977, and similar anticorruption legislation, and compliance with export control regulations and (ii) reports regarding compliance with applicable laws, regulations and internal compliance programs. The Audit Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies. The Audit Committee shall discuss with the Corporation’s Chief Financial Officer/Chief Operating Officer any legal matters that may have a material impact on the financial statements or the Corporation’s compliance procedures.

13.

Complaints. The Audit Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for confidential and anonymous submissions by the Corporation’s employees concerning questionable accounting or auditing matters.

14.

Risks. The Audit Committee shall review and discuss with management, the independent auditor, and, if the Corporation maintains an internal audit function, the internal auditor, the Corporation’s major financial risk exposures including investment and foreign exchange risks and the steps management has taken to monitor and control those exposures, including the Corporation’s guidelines and policies with respect to risk assessment and risk management.

15.

Related Party Transactions. The Audit Committee shall review the Corporation’s related person transaction policy, and shall review and oversee all transactions between the Corporation and a related person (as defined in Item 404 of Regulation S-K), in accordance with such policies and procedures.

16.

Hiring of Auditor Personnel. The Audit Committee shall set hiring policies with regard to employees and former employees of the present and former independent auditor and oversee compliance with such policies.

The function of the Audit Committee is primarily one of oversight. The Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for assisting the Board in overseeing the conduct of these activities by management and the independent auditor. The Audit Committee is not responsible for providing any expert or special assurance as to the financial statements or the independent auditor’s work. It is recognized that the members of the Audit Committee are not full-time employees of the Corporation, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

MEETINGS AND PROCEDURES

1.	Meetings.
•

The Audit Committee will meet at least once each fiscal quarter (with additional meetings as it deems necessary or appropriate) at such times and places as the Audit Committee determines. The chair of the Audit Committee shall preside at each meeting. The chair will approve the agenda for the Audit Committee’s meetings and any member may suggest items for consideration. If a chair is not designated or present, an acting chair may be designated by the Audit Committee members present. The Audit Committee may act by unanimous written consent (which may include electronic consent) in lieu of a meeting, which shall constitute a valid action of the Audit Committee if it has been executed by each Audit Committee member and shows the date of execution. Any written consent will be effective on the date of the last signature or electronic consent, as the case may be, and will be filed with the minutes of the meetings of the Board.

•	The Audit Committee shall cause to be kept written minutes of its proceedings, which minutes will be filed with the minutes of the meeting of the Board.
•

The Audit Committee shall meet periodically with members of management as deemed appropriate, the head of the internal audit department, if applicable, and the independent auditor in separate executive sessions. Each regularly scheduled meeting of the Audit Committee will conclude with an executive session of the Audit Committee absent members of management.

•

The Audit Committee may invite to its meetings any director, officer or employee of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities, including non-management directors who are not members of the Audit Committee

2.

Reporting to the Board of Directors. The Audit Committee shall report regularly to the Board with respect to the Audit Committee’s activities, including any significant issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance of the internal audit function or the performance and independence of the Corporation’s independent auditor, as applicable.

3.

Authority to Retain Advisors. The Audit Committee shall have the authority to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Audit Committee shall set the compensation, and oversee the work of, any independent counsel or other advisors retained by it. The Corporation will provide appropriate funding, as determined by the Audit Committee, to pay the independent auditor, any other registered public accounting firm and any independent counsel and any other outside advisors hired by the Audit Committee and any administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its activities.

4.

Subcommittees. The Audit Committee may form subcommittees for any purpose that the Audit Committee deems appropriate and may delegate to such subcommittees such power and authority as the Audit Committee deems appropriate. If designated, each such subcommittee will establish its own schedule and maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Audit Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Audit Committee as a whole.

5.	Committee Charter Review. The Audit Committee shall review and reassess the adequacy of this charter annually and shall submit any recommended changes to the charter to the Board for approval.
6.	Performance Review. The Audit Committee shall review and assess the performance of the Audit Committee on an annual basis.
7.	Authority to Investigate. In the course of its duties, the Audit Committee shall have authority, at the Corporation’s expense, to investigate any matter brought to its attention.
8.

Attorneys’ Reports. The Audit Committee shall receive and, if appropriate, respond to attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S., Canadian, or other foreign federal, state, provincial or local law. The Audit Committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report.

9.

Access. The Audit Committee shall be given full access to the chair of the Board, management, the independent auditor, and, if the Corporation maintains an internal audit function, the internal auditor, as well as the Corporation’s books, records, facilities and other personnel.

10.

Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board (or a committee thereof) in its sole discretion. Members of the Audit Committee may not receive any compensation from the Corporation except the fees that they receive for service as a member of the Board or any committee thereof.

XENON PHARMACEUTICALS INC.

Proxy Form - Annual Meeting of Shareholders of Xenon Pharmaceuticals Inc. (the “Corporation”)

held on June 4, 2018 (the “Meeting”)

Notes to Proxy

1.    This proxy must be signed by a holder or his or her or its attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2.    If the common shares of the Corporation (the “Common Shares”) are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the Common Shares are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3.    A shareholder has the right to appoint a person to attend and act for him or her or it and on his or her or its behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation. A person appointed as your proxyholder must be present at the Meeting to vote.

4.    Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of Common Shares they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries. Some holders may own Common Shares as both a registered and a beneficial holder; in which case you may receive more than one Proxy Statement and Management Information Circular and will need to vote separately as a registered and beneficial holder.

5.    If Common Shares are held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of Common Shares indicated on the proxy.

6.    This Proxy confers discretionary authority on the person appointed hereby to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying this Proxy and any other matters which may properly come before the Meeting or any adjournment or postponement thereof.

All holders should refer to the Proxy Statement and Management Information Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of the management and the Board of Directors of the Corporation.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

XENON PHARMACEUTICALS INC.

June 4, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

FAX AND EMAIL - You may alternatively fax your proxy to 718-765-8730 or scan and email to proxy@amstock.com.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL - Complete, sign, date and mail your proxy card in the envelope provided.

ALL PROXIES MUST BE RECEIVED BY 11:59 P.M. (EDT) ON JUNE 1, 2018.				COMPANY NUMBER

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
ACCOUNT NUMBER
MANAGEMENT RECOMMENDS VOTING “FOR” ALL OF THE FOLLOWING ITEMS.
1. Election of Directors
		FOR	WITHHOLD
	Michael Tarnow	☐	☐
	Mohammad Azab	☐	☐

Appointment of Proxyholder

I/We being holder(s) of Common Shares of Xenon Pharmaceuticals Inc. (the “Corporation”), hereby appoint Simon Pimstone, Chief Executive Officer of the Corporation or failing him, Ian Mortimer, President, Chief Financial Officer and Corporate Secretary of the Corporation OR, instead of any of the foregoing

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the direction provided on all the foregoing matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation to be held at 11:30 a.m. PDT on June 4, 2018, at Element Vancouver Metrotown, 5988 Willingdon Ave, Burnaby, British Columbia, Canada, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Request for Financial Statements

In accordance with Canadian securities regulations, shareholders may elect to receive Interim Financial Statements and related MD&As, and may elect to not receive Annual Financial Statements and related MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com .

I am a shareholder of the Corporation, and as such request the following:

Annual Financial Statement with MD&A                                                     ☐

(Mark this box if you would NOT like to receive the Annual Financial Statements and related MD&A)

Interim Financial Statement with MD&A                                                     ☐

(Mark this box if you would like to receive the Interim Financial Statements and related MD&A)

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.

 If the cut-off time has passed, please fax this side to 718-765-8730.

	Steven Gannon	☐	☐
	Michael Hayden	☐	☐
	Frank Holler	☐	☐
	Gary Patou	☐	☐
	Simon Pimstone	☐	☐
	Richard Scheller	☐	☐
	Dawn Svoronos	☐	☐
2. Appointment of Auditor
	Appointment of KPMG LLP as Auditor	☐	☐

	3. Remuneration of Auditor	FOR	AGAINST
	Authorizing the Audit Committee of the board of directors of the Corporation to fix the remuneration to be paid to the Auditor	☐	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR all of the foregoing items by any of the proxyholders appointed by management of the Corporation or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/we authorize you to vote as you see fit.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:			Signature of Shareholder	Date:

Note :    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. All proxies must be received by 11:59 P.M. EDT on June 1, 2018.

XENON PHARMACEUTICALS INC.

Proxy Form - Annual Meeting of Shareholders of Xenon Pharmaceuticals Inc. (the “Corporation”)

held on June 4, 2018 (the “Meeting”)

Notes to Proxy

1.    This proxy must be signed by a holder or his or her or its attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2.    If the series 1 preferred shares of the Corporation (the “Preferred Shares”) are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the Preferred Shares are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3.    A shareholder has the right to appoint a person to attend and act for him or her or it and on his or her or its behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation. A person appointed as your proxyholder must be present at the Meeting to vote.

4.    Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of Preferred Shares they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries. Some holders may own Preferred Shares as both a registered and a beneficial holder; in which case you may receive more than one Proxy Statement and Management Information Circular and will need to vote separately as a registered and beneficial holder.

5.    If Preferred Shares are held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of Preferred Shares indicated on the proxy.

6.    This Proxy confers discretionary authority on the person appointed hereby to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying this Proxy and any other matters which may properly come before the Meeting or any adjournment or postponement thereof.

All holders should refer to the Proxy Statement and Management Information Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of the management and the Board of Directors of the Corporation.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

XENON PHARMACEUTICALS INC.

June 4, 2018

PROXY VOTING INSTRUCTIONS

FAX AND EMAIL - You may fax your proxy to 604-484-3450 or scan and email to legalaffairs@xenon-pharma.com. MAIL - Complete, sign, date and mail your proxy card in the envelope provided.
ALL PROXIES MUST BE RECEIVED BY 11:59 P.M. (EDT) ON JUNE 1, 2018.				NUMBER OF PREFERRED SHARES*

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

MANAGEMENT RECOMMENDS VOTING “FOR” ALL OF THE FOLLOWING ITEMS.
		FOR	WITHHOLD
	Michael Tarnow	☐	☐	*The Preferred Shares are subject to the Beneficial Ownership Limitation as defined in the Circular accompanying this proxy form.
	Mohammad Azab	☐	☐

Appointment of Proxyholder

I/We being holder(s) of Preferred Shares of Xenon Pharmaceuticals Inc. (the “Corporation”), hereby appoint Simon Pimstone, Chief Executive Officer of the Corporation or failing him, Ian Mortimer, President, Chief Financial Officer and Corporate Secretary of the Corporation OR, instead of any of the foregoing

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the direction provided on all the foregoing matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation to be held at 11:30 a.m. PDT on June 4, 2018, at Element Vancouver Metrotown, 5988 Willingdon Ave, Burnaby, British Columbia, Canada, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Request for Financial Statements

In accordance with Canadian securities regulations, shareholders may elect to receive Interim Financial Statements and related MD&As, and may elect to not receive Annual Financial Statements and related MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com .

I am a shareholder of the Corporation, and as such request the following:

Annual Financial Statement with MD&A                                                     ☐

(Mark this box if you would NOT like to receive the Annual Financial Statements and related MD&A)

Interim Financial Statement with MD&A                                                     ☐

(Mark this box if you would like to receive the Interim Financial Statements and related MD&A)

 If the cut-off time has passed, please fax this side to 604-484-3450.

	Steven Gannon	☐	☐
	Michael Hayden	☐	☐
	Frank Holler	☐	☐
	Gary Patou	☐	☐
	Simon Pimstone	☐	☐
	Richard Scheller	☐	☐
	Dawn Svoronos	☐	☐
2. Appointment of Auditor
	Appointment of KPMG LLP as Auditor	☐	☐

	3. Remuneration of Auditor	FOR	AGAINST
	Authorizing the Audit Committee of the board of directors of the Corporation to fix the remuneration to be paid to the Auditor	☐	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR all of the foregoing items by any of the proxyholders appointed by management of the Corporation or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/we authorize you to vote as you see fit.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:			Signature of Shareholder	Date:

Note :    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. All proxies must be received by 11:59 P.M. EDT on June 1, 2018.